                                                                    EXHIBIT 4.44

                           HORSESHOE GAMING, L.L.C.,
                                    Issuer,

                           THE GUARANTOR NAMED HEREIN

                                      and
                       U.S. Trust Company of Texas, N.A.,
                                    Trustee



                                   INDENTURE
                           Dated as of June 15, 1997


                                     UP TO
                                  $160,000,000
               9 3/8% Series A Senior Subordinated Notes Due 2007



                                      and
                                     UP TO
                                  $160,000,000
               9 3/8% Series B Senior Subordinated Notes Due 2007

                            HORSESHOE GAMING, L.L.C.

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of June 15, 1997.

Trust Indenture Act Section                                                  Indenture Section
Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
         (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . 7.8, 7.10, 15.2
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 311(a)    . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 312(a)    . . . . . . . . . . . . . . . . . . . . . . . . . .   2.5
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.3
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.3
Section 313(a)    . . . . . . . . . . . . . . . . . . . . . . . . . .   7.6
         (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6,15.2
            (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
Section 314(a)    . . . . . . . . . . . . . . . . . . . . . . . .  4.8,15.2
         (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (d)   . . . . . . . . . . . . . . . . . . . . . . . . . .  Article XIII
            (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13.5
            (f)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
Section 315(a)    . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(b)
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . .7.5, 7.6, 13.2
            (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(a)
            (d)   . . . . . . . . . . . . . . . . . . . . . . . . . .  6.12, 7.1(c)
            (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
Section 316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . 2.9
      (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
      (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.12
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.8

Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.4
            (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
Section 318(a)    . . . . . . . . . . . . . . . . . . . . . . . . . .  15.1

___________________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                    CONTENTS

                                                                                                                            PAGE
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1        Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2        Incorporation by Reference of TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 1.3        Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE II
THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.1        Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 2.2        Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.3        Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 2.4        Paying Agent to Hold Assets in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.5        Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.6        Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 2.7        Replacement Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 2.8        Outstanding Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 2.9        Treasury Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 2.10       Temporary Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 2.11       Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 2.12       Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE III
REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 3.1        Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 3.2        Regulatory Redemption Pursuant to Gaming Laws . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 3.3        Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 3.4        Selection of Notes to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 3.6        Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 3.7        Effect of Deposit by the Company with the Paying Agent  . . . . . . . . . . . . . . . . . . . .  42
         Section 3.8        Notes Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 3.9        Mandatory Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE IV
COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.1        Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.2        Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.3        Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.4        Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.5        Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.6        Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         Section 4.7        Compliance Certificates; Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.8        Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.9        Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.10       Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.11       Limitation on Incurrence of Additional Indebtedness and Disqualified Capital  . . . . . . . . .  50
         Section 4.12       Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries . . . . . . . . .  52
         Section 4.13       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 4.14       Limitation on Sale of Assets and Subsidiary Capital; Event of Loss  . . . . . . . . . . . . . .  53
         Section 4.15       Limitation on Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 4.16       Limitation on Status as Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 4.17       Additional Subsidiary Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 4.18       Limitation on Other Senior Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE V
SUCCESSOR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 5.1        Limitation on Consolidation, Merger and Sale of Assets  . . . . . . . . . . . . . . . . . . . .  58
         Section 5.2        Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE VI
EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 6.1        Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 6.2        Acceleration of Maturity Date, Rescission and Annulment . . . . . . . . . . . . . . . . . . . .  62
         Section 6.3        Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . . . .  64
         Section 6.4        Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 6.5        Trustee May Enforce Claims Without Possession of Notes  . . . . . . . . . . . . . . . . . . . .  65
         Section 6.6        Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 6.7        Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 6.8        Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . . . . . . . .  67
         Section 6.9        Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 6.10       Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 6.11       Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 6.12       Waiver of Past Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 6.13       Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 6.14       Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE VII
TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 7.1        Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 7.3        Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

         Section 7.4        Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 7.5        Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 7.6        Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 7.7        Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 7.8        Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 7.9        Successor Trustee by Merger, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 7.10       Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 7.11       Preferential Collection of Claims against Company . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.1        Option to Effect Legal Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . . . . .  75
         Section 8.2        Legal Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.3        Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.4        Conditions to Legal or Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Section 8.5        Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other
                            Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 8.6        Repayment to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 8.7        Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 8.8        Termination of Obligations Upon Cancellation of the Notes . . . . . . . . . . . . . . . . . . .  78

ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         Section 9.1        Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . .  79
         Section 9.2        Amendments, Supplemental Indentures and Waivers with Consent of Holders . . . . . . . . . . . .  80
         Section 9.3        Compliance with TIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.4        Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.5        Notation on or Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 9.6        Trustee to Sign Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

ARTICLE X
MEETINGS OF HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 10.1       Purposes for Which Meeting May Be Called  . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 10.2       Manner of Calling Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 10.3       Call of Meetings by Company or Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.4       Who May Attend and Vote at Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 10.5       Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment  . . . .  84
         Section 10.6       Voting at the Meeting and Record to Be Kept . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 10.7       Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting  . .  86

ARTICLE XA
SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 10A.1      Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 10A.2      Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 10A.3      Default on Designated Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 10A.4      Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 10A.5      When Distribution Must be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 10A.6      Notice By the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 10A.7      Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 10A.8      Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 10A.9      Subordination May Not Be Impaired By the Company  . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 10A.10     Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 10A.11     Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         Section 10A.12     Authorization To Effect Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 10A.13     Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 10A.14     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 10A.15     Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

ARTICLE XI
RIGHT TO REQUIRE REPURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 11.1       Repurchase of Notes at the Option of the Holder Upon a Change of Control  . . . . . . . . . . .  92

ARTICLE XII
GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Section 12.2       Execution and Delivery of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         Section 12.3       Certain Bankruptcy Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Section 12.4       Release of Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

ARTICLE XIII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Section 13.1       TIA Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Section 13.2       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Section 13.3       Communications by Holders with Other Holder . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Section 13.4       Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . .  98
         Section 13.5       Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 13.6       Rules by Trustee, Paying Agent, Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 13.7       Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 13.8       Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
         Section 13.9       No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . . .   100
         Section 13.10      No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100
         Section 13.11      Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
         Section 13.12      Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
         Section 13.13      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101

         Section 13.14      Table of Contents, Headings, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101

         This INDENTURE, dated as of June 15, 1997, is by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), the Robinson Property Group, Limited Partnership, a Mississippi limited partnership ("RPG" or the "Guarantor"), and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"). Each party hereto agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company's 9 3/8% Senior Subordinated Notes Due 2007 (the "Series A Notes") and the Company's 9 3/8% Senior Subordinated Notes Due 2007 to be issued in exchange for the Series A Notes pursuant to the terms of the Registration Rights Agreement (as hereafter defined) (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.

         "Acceptance Amount" shall have the meaning specified in Section
4.14(f).

         "Acquired Indebtedness" means, with respect to a person, Indebtedness of another person existing at the time such person becomes a Subsidiary of the subject person or is merged or consolidated into or with the subject person or one of its Subsidiaries, and not incurred in connection with or in anticipation of such merger or consolidation or such other person becoming a Subsidiary of such subject person.

         "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase of Capital or assets, merger, consolidation or other transfer, and whether or not for consideration.

         "Additional Guarantor" shall have the meaning specified in Section
4.17.

         "Adjusted Consolidated EBITDA" means, with respect to the Company, for any period, the Consolidated EBITDA of the Company, minus the product of (i) the Consolidated EBITDA for such period of each Consolidated Subsidiary which is not wholly- owned by the Company and (ii) the percentage of the Capital of such Consolidated Subsidiary which, during such period, is not owned by the Company.

         "Adjusted Consolidated Net Income" means, with respect to any period, Consolidated Net Income for such period, minus (i) 100% of the amount of any writedowns, writeoffs or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period and minus (ii) Permitted Tax Distributions for such period.

         "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, including, without limitation, Jack Binion and Phyllis Cope, (ii) any spouse, immediate family member or other relative of any person described in clause (i) above,
(iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest, and (iv) any trust established by any person described in clause (i) or (ii) above, whether or not such person has a beneficial interest in such trust. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital of a person, unless some other person beneficially owns a greater percentage of any class of voting Capital of such person.

         "Affiliate Transaction" shall have the meaning specified in Section
4.10.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Applicable Capital Gains Tax Rate" in respect of each of the Company or any of its Subsidiaries shall mean for each such entity calculated separately an amount equal to the sum of (i) the highest marginal federal capital gains tax rate applicable to any Equity Holder of the Company, plus
(ii) an amount equal to the sum of the highest marginal state and local capital gains tax rates applicable to any Equity Holder of the Company, multiplied by a factor equal to 1 minus such highest marginal federal capital gains tax rate.

         "Applicable Income Tax Rate" in respect of each of the Company or any of its Subsidiaries shall mean for each such entity calculated separately, an amount equal to the sum of (i) the highest marginal federal income tax rate applicable to any Equity Holder of the Company, plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any Equity Holder of the Company, multiplied by a factor equal to 1 minus such highest marginal federal income tax rate.

         "Asset Sale" shall have the meaning specified in Section 4.14(a).

         "Asset Sale Event of Loss Offer" shall have the meaning specified in
Section 4.14(e).

         "Asset Sale Event of Loss Offer Amount" shall have the meaning specified in Section 4.14(c).

         "Asset Sale Event of Loss Offer Price" shall have the meaning specified in Section 4.14(e).

         "Asset Sale Event of Loss Purchase Date" shall have the meaning specified in Section 4.14(e).

         "Asset Sale Event of Loss Put Date" shall have the meaning specified in Section 4.14(e)(5).

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the product of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "B&O" means B&O Development Limited Partnership, a Nevada limited partnership.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Board of Managers" means, with respect to any person that is a limited liability company, either the sole Manager of such person or, if there is more than one Manager, the Managers of such person, acting as a group, or any committee of the Managers of such person authorized, with respect to any particular matter, to exercise the power of the Managers.

         "Board Resolution" means with respect to any person, a duly adopted resolution of the Board of Managers, Board of Directors or general partner or partners, as applicable, of such person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law or executive order to close.

         "Capital" means (i) with respect to any corporation, any and all shares of stock issued by that corporation and (ii) with respect to any other person, any partnership interest, joint venture interest, limited liability company member interest or other form of equity sharing or participation interest, as applicable and (iii) warrants, options, participations or other equivalents of or interests (however designated) in any of the items described in clause (i) or (ii) above.

         "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Cash" means U.S. Legal Tender.

         "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit having a maturity not greater than one year of any domestic commercial bank, or U.S. branch of a foreign bank, of recognized standing having capital and surplus in excess of five hundred million dollars ($500,000,000), and time deposits and certificates of deposit having a maturity not greater than one year of other banks located in jurisdictions where the Company and its Subsidiaries do business; provided, however, the aggregate amount of all time deposits and certificates of deposit of such other banks may not exceed five million dollars ($5,000,000), (iii) commercial paper rated at the time of purchase at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (v) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above, including, to the extent such funds meet the above criteria, funds for which the Trustee acts as investment advisor, (vii) Credit Facility Notes, (viii) Senior Notes, and (ix) Notes.

         "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina vessel, barge, ship and equipment.

         "Change of Control" means (i) prior to the completion of a bona fide underwritten initial public offering by the Company, the failure at any time of Excluded Persons as a group to own and control at least 40% of the issued and outstanding Capital of the Company; (ii) after the completion of a bona fide underwritten initial public offering by the Company, the acquisition, in one or more transactions, of beneficial ownership by (A) any person or entity (other than an Excluded Person) or (B) any group of persons or entities (excluding any group in which Excluded Persons beneficially own in the aggregate at least 75% of the equity and voting interests beneficially owned by the group) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange
Act), in either case, of Capital of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of the voting power of the Capital of the Company entitled to vote in the election of directors, managers, general partners or other similar governing bodies of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred if (A) Excluded Persons beneficially own, in the aggregate, at such time, a greater percentage of the total voting power of the Capital of the Company entitled to vote in the election of directors, managers, general partners or other similar governing bodies of the Company than such other person, entity or group or (B) at the time of such acquisition, Excluded Persons (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of the Company's Board of Managers; (iii) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if immediately after giving effect to such transaction or transactions, any person or group (other than Excluded Persons or groups including Excluded Persons to the extent contemplated by clause (i) or (ii) above, whichever is then applicable) is or becomes the Beneficial Owner, directly or indirectly, of more than the percentage of the Capital of the Company contemplated by clause (i) or
(ii) above, whichever is then applicable; or (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12- month period constituted the Board of Managers of the Company (together with any new Managers whose election by such Board or whose nomination for election by the Members of the Company was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Managers of the Company then in office.

         "Change of Control Offer" shall have the meaning specified in Section 11.1.

         "Change of Control Offer Period" shall have the meaning specified in
Section 11.1.

         "Change of Control Offer Price" shall have the meaning specified in
Section 11.1.

         "Change of Control Payment Date" shall have the meaning specified in
Section 11.1.

         "Change of Control Put Date" shall have the meaning specified in
Section 11.1.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person (in the case of the Company, Adjusted Consolidated EBITDA) attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction
Date) to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference

Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be given pro forma effect as if they had occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be given pro forma effect as if they had occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be given pro forma effect as if they had occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to any Indebtedness or any Disqualified Capital bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated Debt" means, with respect to any person, as of a specific date, all Indebtedness of such person and its Consolidated Subsidiaries as of such date, determined in accordance with GAAP.

         "Consolidated Depreciation and Amortization" for any person for any period means the total depreciation and amortization for such person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization Expense,
(iii) Consolidated Fixed Charges, (iv) Consolidated Preopening Expenses and (v) the minority interest in income of Consolidated Subsidiaries and adjusted to deduct therefrom the minority interest in the losses of Consolidated Subsidiaries; provided that for purposes of this clause (v) there shall be excluded from the definitions of income and loss (only to the extent included in computing such net income (or loss) and without duplication) the items described in clauses (a), (b), (c), (d) and (e) of the definition of Consolidated Net Income.

         "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expense of such person for such period, whether expensed or capitalized, paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations), of such person and its Consolidated Subsidiaries during such period, including, without limitation, to the extent such expense was deducted in computing Consolidated Net Income for such period (i) amortization of original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations that constitute Indebtedness and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letter of credit financings and Interest Swap and Hedging Obligations, and (b) the amount of dividends payable, whether expensed or capitalized, paid or accrued, by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital (other than by Subsidiaries of such person to such person or such person's wholly-owned Subsidiaries). For purposes of this definition,
(x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Income Tax Expense" for any person for any period means the total net income tax expense for such person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale of assets outside of the ordinary course of business, from the issuance or sale of any Capital or from the repayment, cancellation or redemption of Indebtedness), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such period, (c) the net income (or loss), of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,
(d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation (other than any Gaming Law that is generally applicable to all persons operating Casinos through Subsidiaries in any jurisdiction in which the Company or such Subsidiary is conducting business so long as there is in effect no specific order, decree or other prohibition pursuant to such Gaming Law in such jurisdiction limiting the payment of a dividend or similar distribution by such a Consolidated Subsidiary) applicable to such Consolidated Subsidiary and (e) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" of any person at any date means the aggregate of capital, surplus and retained earnings of such person and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) and without duplication

(a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital or treasury Capital of such person or any of its Consolidated Subsidiaries and (b) all upward reevaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date.

         "Consolidated Preopening Expenses" means those costs incurred prior to the commencement of a new operation, including payroll, consulting fees, legal expenses, licensing, supplies, travel, printing, relocation expenses, temporary housing and other similar expenses that are not required, in accordance with GAAP, to be capitalized or expensed when incurred but are acceptable in accordance with GAAP to be deferred until the new operation commences.

         "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

         "Covenant Defeasance" shall have the meaning specified in Section 8.3.

         "Credit Facility" means the credit agreement, dated as of October 10, 1995 among the Company, RPG and the Credit Facility Purchasers, and any other credit arrangements that are either Pari Passu with the Credit Facility or subordinated to the Senior Notes that together (subject to the succeeding sentence) provide for no greater than an aggregate principal balance of one hundred fifty million dollars ($150,000,000) in Indebtedness or any substitute therefor, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Credit Facility and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time (subject, in the case of any increase in the Indebtedness under the Credit Facility, to the proviso in clause (iii) of the succeeding sentence) whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof (including without limitation any amendment thereof to provide for a revolving loan facility); provided, however, that no entity shall be admitted as the agent, manager or majority participant in respect of the Credit Facility unless such entity is a bank, savings association or other financial institution subject to regulation by federal or state regulatory authorities, a foreign financial institution subject to equivalent regulation by foreign regulatory authorities, or a foreign or domestic institutional lender engaged in the ordinary course of its business in lending activities similar to the Credit Facility and having assets of at least $500 million. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations and Currency Exchange Protection Agreements with lenders party to the Credit Facility and (subject, in the case of any increase in the Indebtedness under the Credit Facility, to the proviso in clause (iii) below) shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Facility and all refundings, refinancings and replacements of the Credit Facility, and all refundings, refinancings and replacements thereafter, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers, issuers or guarantors thereunder, so long as such borrowers, issuers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, however, that on the date such additional Indebtedness is incurred the incurrence thereof is permitted pursuant to paragraph (a) of Section 4.11 hereof or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

         "Credit Facility Notes" means the Credit Facility Notes issued in accordance with the Credit Facility, as amended or modified from time to time in accordance with the terms thereof.

         "Credit Facility Purchasers" shall mean the purchasers of the Credit Facility Notes issued by the Company pursuant to the Credit Facility.

         "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

         "Current Market Price" on any date means the arithmetic mean of the Quoted Price of the Notes for the twenty (20) consecutive trading days commencing thirty (30) days before such date.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Definitive Notes" means Notes that are in the form of the Note attached hereto as Exhibit A but without the paragraphs referred to in footnote 1 and footnote 2 and without the additional schedule referred to in footnote 3.

         "Delayed Permitted Tax Distributions" shall have the meaning set forth in Section 4.3(c)(i).

         "Depositing Subsidiary" shall have the meaning set forth in Section 4.3(b)(ii).

         "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Notes, until the successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means (a) any Indebtedness under the Credit Facility, (b) any Indebtedness under the Senior Indenture and (c) any other Senior Debt permitted to be incurred pursuant to the Indenture the principal amount of which is $25 million or more and which has been designated by the Managers as "Designated Senior Debt."

         "Disqualified Capital" means (a) except as provided in clause (b) below, with respect to any person, Capital of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including any Subsidiary of the Company), any Capital other than any common stock or other common equity interest with no special rights and no preferences, privileges, or redemption or repayment provisions; provided that a provision providing for a change of control redemption at the option of the holder that is expressly subordinated to the prior payment of the Notes shall not cause such Capital to be treated as Disqualified Capital. For purposes of Section 4.11, the amount of Disqualified Capital of any person shall be the sum of the liquidation payment or maximum redemption price (whichever is higher at the time of measurement) of such Disqualified Capital and, if there are any accrued and unpaid dividends at the time of the measurement of the amount of Disqualified Capital which would be required to be paid upon liquidation or redemption, (without duplication) such accrued but unpaid dividends.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "Equity Holder" means (a) with respect to a limited liability company, each member of such limited liability company and (b) with respect to a partnership, each partner of such partnership.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Offer" means the offer by the Company and the Guarantor to exchange the Series A Notes and Guarantee thereof for the Series B Notes and Guarantee thereof made pursuant to the Registration Rights Agreement.

         "Exchange Offer Registration Statement" shall mean the registration statement filed by the Company and the Guarantor pursuant to the Registration Rights Agreement with respect to the Exchange Offer.

         "Excluded Person" means (a) the Company or any Subsidiary of the Company, (b) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital of the Company for or pursuant to the terms of any such plan, (c) Jack Binion, (d) Phyllis Cope and (e) members of the families and Affiliates (where the determination of whether a person is an Affiliate is made without reference to clause (b) of the definition of such term) of the foregoing persons.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

         "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

         "Gaming Jurisdiction" means any Federal, state or local jurisdiction in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts casino gaming, now or in the future.

         "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities (including, without limitation, the Mississippi Gaming Control Act, The Louisiana Riverboat Economic Development and Gaming Control Act and the Missouri Riverboat Gaming Act, Mo. Rev. Stat. Section 313.800 et seq., in each case including all amendments or modifications thereof), any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

         "Gaming Licenses" means every material license, material franchise, or other material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land based gaming in any state or jurisdiction in which the Company or any Subsidiary conducts business now or in the future and any applicable liquor licenses.

         "Global Note" means a Note that contains the paragraphs referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Note attached hereto as Exhibit A.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a foreign government, any state, any province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "Guarantee" shall have the meaning provided in Section 12.1(a).

         "Guarantor" shall mean RPG and any Additional Guarantor Subsidiary pursuant to Section 4.17.

         "HE" means Horseshoe Entertainment, a Louisiana Limited Partnership.

         "Holder" means the person in whose name a Note is registered on the Registrar's books.

         "Horseshoe Casinos" means the casinos and their related facilities owned and operated, directly or indirectly, by the Company and its Subsidiaries and located in Tunica County, Mississippi or Bossier City, Louisiana.

         "incur" shall have the meaning specified in Section 4.11.

         "Incurrence Date" shall have the meaning specified in Section 4.11.

         "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors that have remained unpaid for greater than ninety (90) days past their original due date or that are being contested in good faith and for which adequate reserves have been made) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or adapted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability (but only to the extent of the amount actually guaranteed) and all obligations to purchase, redeem or acquire any Capital; (d) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; provided, however, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Intercompany Note" means a note issued by a Subsidiary to the Company or to another Subsidiary of the Company to evidence Indebtedness by such Subsidiary to the Company or to such other Subsidiary; provided that if such Intercompany Note is funded from the Indebtedness of the intercompany lender under such note, the terms of such note shall be no less favorable to the intercompany lender thereunder than the terms of the Indebtedness which the intercompany lender used to fund such note.


         "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

         "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Investment" by any person in any other person means (without duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business); (c) other than the Guarantee of the Notes and guarantees of other Indebtedness of the Company or any Subsidiary to the extent permitted by Section 4.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to another person; or (e) the designation by the Board of Managers of the Company of a person to be an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary"; provided that none of the foregoing if effected by the Company with respect to a Subsidiary or by a Subsidiary with respect to the Company or any other Subsidiary shall constitute an "Investment;" provided, further, in the case of any loan from the Company to a Subsidiary or from a

Subsidiary to another Subsidiary, such loan is evidenced by an Intercompany Note. The Company shall be deemed to make an "Investment" in an amount equal to the fair market value of the net assets of any person determined by the Board of Managers of the Company in good faith at the time that such person is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or one of its Subsidiaries, shall be deemed an Investment valued at its fair market value, determined by the Board of Managers of the Company in good faith at the time of such transfer.

         "Investor Limited Partners" means Cassandra Piper, Wendell Piper and August Robin, who collectively own 8.08% of the total partnership interests in HE.

         "Issue Date" means the date of first issuance of the Notes under this Indenture.

         "Legal Defeasance" shall have the meaning specified in Section 8.2.

         "Legal Holiday" shall have the meaning specified in Section 13.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

         "Liquidated Damages" means, collectively, damages jointly and severally payable by the Company and the Guarantor to each Holder of the Notes pursuant to the terms of the Registration Rights Agreement.

         "Maturity Date" when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Payment Date or an Asset Sale Event of Loss Purchase Date or by declaration of acceleration, call for redemption or otherwise.

         "Minimum Accumulation Date" shall have the meaning specified in
Section 4.14.

         "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital, and by the Company and its Subsidiaries in respect of an Asset Sale or Event of Loss, plus, in the case of an issuance of Qualified Capital upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such sale of Qualified Capital, Asset Sale or Event of Loss, and, in the case of an Asset Sale or Event of Loss only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale or Event of Loss, (ii) the amount of any liabilities relating to the assets sold or transferred that are retained by the Company or its Subsidiaries, and (iii) an amount (estimated reasonably and in good faith by the Company) of a reserve for indemnifications and warranties or representations made in connection with such Asset Sale.

         "New Projects" means any new Casino project, inclusive of the proposed Missouri project, for which the Company or a Subsidiary has submitted or has acquired the rights to submit and is pursuing a proposal to any Governmental Authority to develop such Casino project which proposal has not been acted upon by such Governmental Authority.

         "Non-recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof (including any related instruments, documents or filings) (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness or the Indebtedness refinanced by such Indebtedness and as to which neither the Company nor any Subsidiary provides any guarantee, collateral or other credit support of any kind whatsoever.

         "Non-Tax Distribution Event" shall mean the occurrence of any one of the following events: (i) a Default or Event of Default described in Section 6.1(1), (2), (4), (5), (6), (7), (8) or (9) shall have occurred or (ii) the
Notes shall have become or been declared immediately due and payable.

          "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of June 18, 1997, among the Company, RPG and the purchaser named therein, pursuant to which, together with this Indenture, Notes are being issued.

         "Notes" or "Securities" means, prior to the consummation of the Exchange Offer, the 9 3/8% Series A Senior Subordinated Notes Due 2007 issued in accordance with this Indenture, and after the consummation of the Exchange Offer, such Series A Notes as remain outstanding (if any) and the Series B Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

         "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities, including costs and expenses, relating to obligations of the Company or the Guarantor under the Notes, the Guarantee, or this Indenture, including any Liquidated Damages pursuant to the Registration Rights Agreement, in each case as such documents may be amended from time to time in accordance with their respective terms.

         "Offer to Purchase" means any Change of Control Offer or Asset Sale Event of Loss Offer.

         "Offering Memorandum " means the offering memorandum of the Company, dated June 18, 1997.

         "Officer" means, with respect to an entity, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of such entity or its manager or general partner, as the case may be.

         "Officers' Certificate" means with respect to the Company or the Guarantor, a certificate signed by two Officers of the Company or the Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

         "Opinion of Counsel" means a written opinion from legal counsel to the Company complying with the requirements of Sections 13.4 and 13.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

         "Pari Passu" as applied to the ranking of any Indebtedness of a person in relation to other Indebtedness of such person, means that each such Indebtedness either (i) is not subordinate or junior in right of payment or upon liquidation to any Indebtedness or (ii) is subordinate or junior to the same Indebtedness as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment or upon liquidation to each other or to any Indebtedness as to which the other is not so subordinate or junior.

         "Paying Agent" means the Trustee or any successor as paying agent under this Indenture and as more fully described in Section 2.3 hereto.

         "Permitted Indebtedness" means any of the following:

         (a) The Company and each of its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of any person other than the Company or such Subsidiary), in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for gaming operations similar to those of the Company and its Subsidiaries or pursuant to self-insurance obligations; provided, however, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) for the Company and its Subsidiaries shall at no time exceed five million dollars ($5,000,000);

         (b) The Company may incur Indebtedness to any Subsidiary, and any Subsidiary may incur Indebtedness, or issue Disqualified Capital, to any other Subsidiary or to the Company, including, without limitation, the Guarantee; provided, however, that such obligations (other than guarantees with respect to which no payment has been made by the guarantor thereunder) shall be evidenced by an Intercompany Note and, in any case where the Company or the Guarantor is the obligor (other than the RPG Intercompany
Note), shall be subordinated in all respects to the Company's Obligations pursuant to the Notes, the Guarantor's Obligations pursuant to the Guarantee of the Company's Obligations under the Notes and the obligations of any Subsidiary to the Company under any Intercompany Note issued pursuant to the Senior Notes or the Credit Facility, as the case may be;

         (c) The Company and any Subsidiary may post a bond or surety obligation (or incur an indemnity or similar obligation) in order to prevent the impairment or loss by the Company or any Subsidiary of or to obtain for the Company or any Subsidiary a Gaming License, to the extent required by applicable law and consistent in character and amount with customary industry practice; and

         (d) The Company and any Subsidiary may enter into Interest Swap and Hedging Obligations for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the Indenture, and may enter into Currency Exchange Protection Agreements for the purpose of limiting exchange rate risks in connection with a Related Business.

         "Permitted Liens" means any of the following:

         (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary or Subsidiaries, as the case may be, in accordance with GAAP;

         (b) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen and for crew wages or salvage or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than sixty (60) days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

         (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or one or more of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

         (d) Liens that secure Acquired Indebtedness of the Company or any of its Subsidiaries; provided, however, in each case, that the incurrence of such Acquired Indebtedness was permitted under Section 4.11 and such Liens do not encumber any other property or assets other than the property and assets acquired in such acquisition, merger or consolidation and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;

         (e) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation or to secure the performance of tenders, statutory obligations, surety, indemnity and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) any Liens with respect to judgments and attachments not giving rise to an Event of Default;

         (g) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Subsidiaries or which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or one or more of its Subsidiaries);

         (h) any (x) interest or title of a lessor or sublessor under any lease, including under any Capital Lease Obligation, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in subclause
(y);

         (i) Liens arising from filing of precautionary UCC financing statements relating solely to leases not prohibited by this Indenture;

         (j)     any Lien in favor of the Company or any Subsidiary thereof; and

         (k) any Lien on any asset of an Unrestricted Subsidiary other than any Capital owned by such Unrestricted Subsidiary in the Company or in any Subsidiary or Unrestricted Subsidiary of the Company.

         "Permitted Tax Distributions" shall have the meaning ascribed thereto in Section 4.3(c).

         "Person" or "person" means any individual, corporation, partnership, association, limited liability company, limited liability partnership, trust, estate or other entity.

         "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

         "Public Equity Offering" means an underwritten public offering of common stock pursuant to an effective registration statement under the Securities Act following which the common stock is listed on a national securities exchange or quoted on the NASDAQ National Market.

         "Purchase Money Indebtedness" means any Indebtedness of such person owed to any seller or other person incurred to finance the acquisition of any Related Business Assets and incurred substantially concurrently with or within two hundred seventy (270) days following such acquisition.

         "Purchase Price" means any Change of Control Offer Price or Asset Sale Event of Loss Offer Price.

         "Qualified Capital" means any Capital of the Company that is not Disqualified Capital.

         "Qualified Exchange" means any defeasance, redemption, repurchase or other acquisition of Capital or Subordinated Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital of the Company or in exchange for Qualified Capital of the Company.

         "Quoted Price" means for any day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the Notes are listed or admitted to trading, or if the Notes are not listed or admitted to trading on any national securities exchange, but are traded in the over the counter market, the closing sale price of the Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

         "RPG Intercompany Note" means, collectively, the notes issued by RPG to the Company in the aggregate amount of one hundred fifty million ($150,000,000).

         "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Note attached hereto as Exhibit A.

         "Redemption Price" when used with respect to any Note to be redeemed pursuant to Section 3.1(b), means the Redemption Price for such redemption set forth in this Indenture, which shall include, if applicable, accrued and unpaid interest.

         "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) for which financial information is available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

         "Refinancing Indebtedness" means Indebtedness or Disqualified Capital
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital in a principal amount or, in the case of Disqualified Capital, the amount described in the second sentence of the definition of Disqualified Capital, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital, the amount described in the second sentence of the definition of Disqualified Capital, of the Indebtedness or Disqualified Capital so refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, however, that (a) Refinancing Indebtedness of the Guarantor shall only be used to refinance outstanding Indebtedness or Disqualified Capital of the Guarantor and (b) Refinancing Indebtedness shall
(x) not have an Average Life shorter than the Indebtedness or Disqualified Capital to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital to be refinanced.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement by and among the Company, RPG and the purchaser named therein, dated as of the Issue Date.

         "Regulatory Redemption" means (i) the disposition by the Holder of any Notes required by any Governmental Authority or the Board of Managers of the Company or (ii) a redemption or repurchase by the Company of any of the Notes required by any Governmental Authority or the Board of Managers of the Company if, in either case, the ownership of any of the Notes by the Holder thereof will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, in accordance with Section 3.2.

         "Related Business" means the gaming (including pari-mutuel betting) business and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino) owned, or to be owned, by the Company or one of its Subsidiaries.

         "Related Business Asset" means property, goods or services pertaining to a Related Business, other than debt or securities of any other person.

         "Restricted Investment" means, in one or a series of related transactions, any Investment other than in Cash Equivalents and in Investments of the type set forth in clause (v) of the definition of Cash Equivalents that have a maturity longer than one year so long as the Average Life of all such Investments does not exceed fifteen (15) months; provided, however, that the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business shall not be a Restricted Investment.

         "Restricted Payment" means, with respect to any person (a) the declaration or payment of any dividend or other distribution in respect of Capital of such person or any Subsidiary of such person, (b) any payment on account of the repurchase, redemption, retirement or other acquisition for value of Capital then outstanding of such person or any Subsidiary of such person, (c) any repurchase, redemption, retirement or other acquisition for value of, or any defeasance of, any Subordinated Indebtedness then outstanding, directly or indirectly, by such person or a Subsidiary of such person, prior to the scheduled maturity, any scheduled repayment of principal or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), and (d) any Restricted Investment (including, in any case, the designation of a person as an Unrestricted Subsidiary) by such person; provided, however, that the term "Restricted Payment" does not include (i) (A) any dividend, distribution or other payment on or with respect to Capital of an issuer or (B) the acquisition by an issuer or a wholly-owned Subsidiary of such issuer of Capital of another Subsidiary or an Unrestricted Subsidiary of such issuer, in the case of each of (A) and (B) of this clause (i), to the extent payable solely in shares of Qualified Capital of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its wholly-owned Subsidiaries, by any of its Subsidiaries; (iii) loans or advances to officers or employees of the Company or any of its Subsidiaries (other than Jack Binion, Phyllis Cope and members of the families of the foregoing persons) (a) to pay business related expenses or relocation costs of such officers or employees in connection with their employment by the Company or any of its Subsidiaries in an aggregate amount outstanding at any time not exceeding five million dollars ($5,000,000) for all such officers and employees or (b) for the purchase price of Capital of the Company or any Subsidiary (provided that the Capital purchased with the proceeds of such loan or advance shall be pledged to the Company or the Subsidiary, as applicable, as security for the repayment of such loan or advance); (iv) any Investment received as consideration for any Asset Sale to the extent that the Company or any of its Subsidiaries is permitted to receive such Investment without violating the provisions of Section 4.14; and
(v) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Debt" means (i) any Indebtedness under the Credit Facility,
(ii) any Indebtedness under the Senior Indenture and (iii) any other Indebtedness permitted to be incurred under the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of the Company. Notwithstanding the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes; (b) any Indebtedness of the Company to any of its Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

         "Senior Indenture" means the indenture, dated as of October 10, 1995, among the Company, RPG and the trustee thereunder, and any other credit arrangements that are either Pari Passu with the notes issued pursuant to the Senior Indenture that together (subject to the succeeding sentence) provide for no greater than an aggregate of $150 million in Indebtedness or any substitute therefor, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Senior Indenture and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Indenture" shall include agreements in respect of Interest Swap and Hedging Obligations and Currency Exchange Protection Agreements with lenders party to the Senior Indenture and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Senior Indenture and all refundings, refinancings and replacements of the Senior Indenture, and all refundings, refinancings and replacements thereafter, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers, issuers or guarantors thereunder, so long as such borrowers, issuers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

         "Senior Notes" means the 12.75% Senior Notes Due 2000 issued in accordance with the Senior Indenture, as amended or modified from time to time in accordance with the terms thereof.

         "Series A Notes" has the meaning ascribed thereto in the preamble hereof.

         "Series B Notes" has the meaning ascribed thereto in the preamble hereof.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

         "Special Record Date" shall have the meaning specified in Section
2.12.

         "Stated Maturity," when used with respect to the principal of any Note, means June 15, 2007 and, with respect to interest on any Note, means the scheduled date for payment of such interest.

         "Subordinated Indebtedness" means Indebtedness of the Company or the Guarantor, as applicable, that is subordinated by its express terms in right of payment to the Notes or the Guarantee, as applicable, in all respects and has no scheduled installment of principal due, by maturity, redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

         "Subsidiary" with respect to any person, means (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof). When used with respect to the Company, "Subsidiary" shall be deemed to include any direct Subsidiary of the Company and each indirect Subsidiary that is a direct Subsidiary of one or more of the Company's direct or indirect Subsidiaries. Notwithstanding the foregoing, (i) no Unrestricted Subsidiary shall be a Subsidiary of the Company or any of its Subsidiaries and (ii) the Capital of any entity that is owned by an Unrestricted Subsidiary shall be disregarded in determining whether such entity is a Subsidiary or an Unrestricted Subsidiary.

         "Subsidiary Guarantor" shall have the meaning set forth in Section 12.1(a).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-7bbbb) as in effect on the date of the execution of this Indenture; except as otherwise provided in Section 9.3.

         "Tax Loss Benefit Amount" as to any taxable year of the Company or any of its Subsidiaries, shall mean the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of such entity ending subsequent to the date hereof carried forward to the applicable taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized.

         "Transfer Restricted Note" means Notes that bear or are required to bear the legend set forth in Section 2.6.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "Unrestricted Subsidiary" means any person that, at the time of determination, shall be an Unrestricted Subsidiary as designated by the Board of Managers of the Company (as provided below) provided that such person shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Board of Managers of the Company may designate any person (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired but excluding the Guarantor and HE) to be an Unrestricted Subsidiary if (a) such Restricted Payment is not prohibited by Section 4.3; provided, however, that the determination of whether a Restricted Payment is prohibited by Section 4.3 may be made without reference to clause (3) of the first paragraph thereof in the case of an Investment in any person that would be a Subsidiary but for the designation as an Unrestricted Subsidiary (except that the definition of "Subsidiary," solely for purposes of this proviso, shall be modified by substituting "50% or more" for the words "more than 50 percent" in clause (i) of such definition) engaged solely in, or being formed solely for the purposes of engaging in, the business of developing, constructing, expanding or acquiring (x) a Casino or Casinos and, if applicable, any Related Businesses in connection with such Casino or Casinos or (y) a Related Business to be used primarily in connection with an existing Casino or Casinos in each case provided in clause (x) or (y) so long as the Company, directly or indirectly through one or more of its Subsidiaries owns or controls at least fifty percent (50%) of the total voting power of Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners, trustees or other similar governing body thereof if the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the date of such designation (giving pro forma effect to the designation of such Subsidiary as an Unrestricted Subsidiary as if such designation had been made on the first day of the Reference

Period) is not less than 2.0 to 1; provided, further, that the full amount of any Restricted Payment pursuant to the foregoing proviso shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to such clause (3) of Section 4.3(a); (b) such person does not own any Capital of, or own or hold any Lien on any property of, or hold any debt of, the Company or the Guarantor and (c) such person does not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the holder of such Indebtedness has recourse to any of the assets of the Company or any of its Subsidiaries. Any such designation also constitutes a Restricted Payment for purposes of Section 4.3 hereof. The Board of Managers of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, however, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least one dollar ($1.00) of additional Indebtedness pursuant to clause (ii) of paragraph (a) of Section 4.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding anything herein to the contrary, the Guarantor may not be designated an Unrestricted Subsidiary.

         "wholly-owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a partnership, limited liability company or similar entity, a Subsidiary whose capital or other equity interest is 99% or greater beneficially owned by such person, and (ii) with respect to a Subsidiary that is other than a partnership, limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

Section 1.2      Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

Section 1.3      Rules of Construction.

         Unless the context otherwise requires:

                 (i)      a term has the meaning assigned to it;

                 (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (iii)    "or" is not exclusive;

                 (iv) words in the singular include the plural, and words in the plural include the singular;

                 (v) provisions apply to successive events and transactions;

                 (vi) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

                 (vii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (viii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II
                                 THE SECURITIES

Section 2.1      Form and Dating.

         The Notes and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of the Note and Trustee's certificate contained in Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2      Execution and Authentication.

         An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Note and this Indenture. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note, but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture. The Guarantor shall endorse all Notes issued by the Company under this Indenture.

         The Trustee shall authenticate Series A Notes for original issue in the aggregate principal amount of up to one hundred sixty million dollars ($160,000,000) and shall authenticate Series B Notes for original issue in the aggregate principal amount of up to one hundred sixty million dollars ($160,000,000), in each case upon a written order of the Company in the form of an Officers' Certificate complying with TIA Section 313(c); provided, however, that Series B Notes shall be issuable only upon the valid surrender for cancellation of original Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed one hundred sixty million dollars ($160,000,000), except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

         Notes shall be issuable only in registered form without coupons in denominations of one thousand dollars ($1,000) and any integral multiple thereof.

Section 2.3      Registrar and Paying Agent.

         The Company shall maintain, or cause to be maintained, an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI and Section 4.14 neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as Notes Custodian with respect to the Global Notes.

Section 2.4      Paying Agent to Hold Assets in Trust.

         Not later than the date on which any payment of principal of, premium, interest or Liquidated Damages, if any, is due on any of the Notes, or such earlier day as the Trustee may reasonably request, the Company shall deposit with the Paying Agent available funds sufficient to make such payments so becoming due to Holders. The Company shall require the Paying Agent (if other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets (if any) held by the Paying Agent for the payment of principal of, and interest and Liquidated Damages, if any, on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

Section 2.5      Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders including the aggregate principal amount of Notes held by each Holder and the Company shall otherwise comply with TIA Section 312(a). The Trustee, the Registrar and the Company shall provide a current holder list to any Gaming Authority upon demand.

Section 2.6      Transfer and Exchange.

         (a) Transfer and Exchange of a Definitive Note for a Definitive Note. When Definitive Notes are presented to the Registrar or a co-Registrar with a request

                 (x)      to register the transfer of such Definitive Notes or

                 (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar or Co-Registrar shall register the transfer to make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or the Holder's attorney duly authorized in writing, and

                          (ii) in the case of Transfer Restricted Notes that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

                 (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                 (B)      if such Transfer Restricted Note is being transferred
                 (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (ii) to an "accredited investor" within the meaning of Rule 501(a) under the Securities Act that is acquiring at least one hundred thousand dollars ($100,000) aggregate principal amount of the Notes and that has delivered to the Trustee and the Company a letter in the form of Exhibit B hereto with respect to such transfer, (iii) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, (iv) pursuant to an effective registration statement under the Securities Act, or
                 (v) in reliance on another exemption from the registration requirement of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); provided, that if such Transfer Restricted Note is being transferred as provided in clauses (ii), (iii) or (v) of this paragraph (B) then, in addition to the certification referred to above, there shall also be delivered, upon request, an Opinion of Counsel reasonably acceptable to the Company, to the Trustee and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Restriction on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                 (i) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to
         (A) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or (B) to an "accredited investor" within the meaning of Rule 501(a) under the Securities Act that is acquiring at least one hundred thousand dollars ($100,000) aggregate principal amount of the Notes and that has delivered to the Trustee and the Company a letter in the form of Exhibit B hereto with respect to such transfer (C) in a transaction meeting the requirements of Regulation S, (D) pursuant to an effective registration statement under the Securities Act or (E) in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, in either case based on an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act; and

                 (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions from the transferor directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue, the Guarantor shall endorse and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                 (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Note only, together with the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
                 transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Note); or

                          (B)     if such beneficial interest is being
                 transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (ii) to an "accredited investor" within the meaning of Rule 501(a) under the Securities Act that is acquiring at least one hundred thousand dollars ($100,000) aggregate principal amount of the Notes and that has delivered to the Trustee and the Company a letter in the form of Exhibit B hereto with respect to such transfer, (iii) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act, (iv) pursuant to an effective registration statement under the Securities Act or (v) in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note); provided that, if such beneficial interest is being transferred as provided in clauses (ii), (iii) or (v) of this paragraph (B), then, in addition to such certification required above, there shall also be delivered, upon request, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company, to the Trustee and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Note.

                 (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by the nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

                 (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within ninety (90) days after delivery of such notice; or

                 (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

         (g)     Legends.

                 (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                 THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM

                 REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY OR THE TRUSTEE SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THE SECURITY EVIDENCED HEREBY MAY BE HELD OR TRANSFERRED ONLY IN COMPLIANCE WITH APPLICABLE GAMING LAWS.

                 THE SECURITY WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT WAS 0.111% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS JUNE 25, 1997 AND THE YIELD TO MATURITY ON THE ISSUE DATE IS 9.390% COMPOUNDED SEMIANNUALLY.

                 (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global
         Note) pursuant to Rule 144 under the Act, an effective registration statement under the Act or in connection with which the Trustee receives an Opinion of Counsel to the effect that such Note will no longer be subject to resale restrictions under federal and state securities laws:

                                  (A)      in the case of any Transfer
                          Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                                  (B)      in the case of any such Transfer
                          Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of
                          Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the Note).

                 (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange pursuant to the Registration Rights Agreement, which Series B Notes shall not bear the legend set forth in
         (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is (A) a broker-dealer who purchased such Series A Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution (within the meaning of the Securities Act) of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

         (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled or, with respect to Global Note that is a Series A Note, exchanged for beneficial interests in a Series B Note, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled or, with respect to Global Note that is a Series A Note, exchanged for beneficial interests in a Series B Note, the aggregate principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) Obligations with respect to Transfers and Exchanges of Definitive Notes.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-Registrar's request.

                 (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith (other than any such transfer tax, assessment or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.8, 4.14,
         9.5 or 11.1).

                 (iii)    Except for a Regulatory Redemption pursuant to
         Section 3.2 or upon an order of any Gaming Authority, the Registrar or co-Registrar shall not be required to register the transfer or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning fifteen (15) Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or Section
         4.14 hereof or a notice of the Company's intent to redeem Notes pursuant to Article III hereof and ending at the close of business on the day of such mailing.

         (j) Requirement of Opinion with respect to Certain Transfers. Prior to effectuating any transfer of Transfer Restricted Notes pursuant to
Section 2.6(a)(ii)(B)(ii), (iii) or (v) or Section 2.6(d)(i)(B)(ii), (iii) or
(v), the Trustee shall request and obtain an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company, the Trustee and the Registrar to the effect that such transfer is in compliance with the Securities Act.

Section 2.7      Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue, the Guarantor shall endorse and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met.
If required by the Trustee or the Company as a condition to receiving a replacement Note, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note. Every replacement Note shall be an additional obligation of the Company.

Section 2.8      Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those otherwise described in this

Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and payment of the Notes called for redemption is not otherwise prohibited, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

Section 2.9      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Trust Officer for the Trustee has actual knowledge are so owned shall be disregarded.

Section 2.10     Temporary Notes.

         Until Definitive Notes are ready for delivery, the Company may prepare, the Guarantor shall endorse and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, the Guarantor shall endorse and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

Section 2.11     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall destroy and return to the Company all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted by this Indenture.

Section 2.12     Defaulted Interest.

         Any interest on any Notes which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special Record Date (a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited is to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at the Holder's address as it appears in the Note register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and such Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                  ARTICLE III
                                   REDEMPTION

Section 3.1      Right of Redemption.

         Redemption of Notes shall be made only in accordance with this Article
III. At its election, the Company may redeem the Notes in whole or in part, as follows:

         (a) At any time, or from time to time, prior to June 15, 2000, the Company shall have the option to redeem up to an aggregate of 30% of the principal amount of the Notes originally issued pursuant to the terms hereof with the Net Cash Proceeds of one or more Public Equity Offerings for Cash at a Redemption Price equal to 110% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, which option shall be exercisable within ninety (90) days following the consummation of any such Public Equity Offering.

         (b) From time to time, on or after June 15, 2002, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated:

                                                            Redemption
         Year                                               Price
         ---------                                          --------------
         2002                                               104.688%
         2003                                               103.125%
         2004                                               101.563%
         2005 and thereafter                                100.000%

Except as provided in this Section and Section 3.2, the Notes may not otherwise be redeemed at the option of the Company.

Section 3.2      Regulatory Redemption Pursuant to Gaming Laws.

         (a) Subject to the provisions of subsection (b) below with regard to the Mississippi Gaming Authority and notwithstanding any other provision of this Indenture, if the ownership of any of the Notes by any person or entity will (i) preclude the issuance, maintenance, existence or reinstatement of any gaming or liquor license, or permit or approval of any Gaming Authority as determined by any Governmental Authority as a result of such Holder failing to qualify or to be found suitable under applicable Gaming Laws or failing to apply for a finding of suitability after being notified to do so by the Company or by the appropriate Governmental Authority, or (ii) preclude, interfere with, threaten or delay the issuance or maintenance, existence or reinstatement of any gaming or liquor license, or permit or approval of any Gaming Authority or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by the Board of Managers of the Company, such Holder shall be obligated, at the request of the Company, to dispose of such Holder's Notes (subject to any restrictions on the Transfer of the Notes set forth herein, in the Offering Memorandum or otherwise provided by applicable law and subject to any approvals by any Gaming Authority that may be required) within ninety (90) days (or such longer time period permitted by the applicable Gaming Authority or such shorter time period required by any Gaming Authority) after receipt of notice of such determination by any Governmental Authority or the Board of Managers, and if such Notes are not so disposed of within the required period, the Company shall have the right to redeem such Holder's Notes at a redemption price equal to (A) in the case of a Regulatory Redemption pursuant to clause (i) above the lowest of (x) the price at which such Holder or beneficial owner acquired such Notes, without accrued interest, if any, (y) the principal amount of such Notes, without accrued and unpaid interest or Liquidated Damages, if any, or (z) the Current Market Price of such Notes, without accrued and unpaid interest or Liquidated Damages, if any (provided that if a greater redemption price is permitted by the relevant Gaming Authority, such higher redemption price shall apply), and (B) in the case of a Regulatory Redemption pursuant to clause (ii) above, the Current Market Price, with all accrued and unpaid interest, if any (or such higher or lower price required by applicable law or as specifically determined by an order of the relevant Governmental Authority). Any Holder or beneficial owner of a Note required to qualify or be found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such application therefor.

         (b) Each Holder, by accepting the Notes, shall be deemed to have agreed (to the extent permitted by applicable law) that if the Mississippi Gaming Commission requires that a person who is a Holder or beneficial owner of any of the Notes must be licensed or found suitable under applicable gaming laws, such Holder or beneficial owner shall apply for a license or a finding of suitability within the required time period. If such Person fails to apply or become licensed or is not found suitable, such Holder shall be obligated, at the Company's request, to dispose of its Notes or beneficial interest therein within 10 days (or such longer time period permitted by the applicable Gaming Authority or such shorter time period required by any Gaming Authority) of receipt of notice from the Company or such time as may be ordered by the Mississippi Gaming Commission, and if such Notes are not so disposed of within the required period, the Company shall have the right to redeem such Notes at a price equal to the lowest of (x) the price at which such Holder or beneficial owner acquired such Notes, (y) the principal amount of such Notes and (z) the Current Market Price of such Notes, in each case excluding accrued and unpaid interest and Liquidated Damages, if any, from the date the Mississippi Gaming Commission serves notice to the Company of a determination of unsuitability to the redemption date, in accordance with applicable law.

Section 3.3      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to Section 3.1 or 3.2 above, it shall furnish written notice to the Trustee specifying (i) the date on which the Notes are to be redeemed (the "Redemption Date"), (ii) the principal amount of Notes to be redeemed, (iii) whether it wants the Trustee to give notice of redemption to the Holders, (iv) the Section of this Indenture pursuant to which the redemption shall occur, (v) the principal amount of Notes to be redeemed and
(vi) the redemption price.

         If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to the optional redemption provisions of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Notes with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.3 not less than thirty (30) nor more than sixty (60) days before the Redemption Date (unless a shorter notice shall be required by applicable Gaming Laws or by order of any Governmental Authority).

Section 3.4      Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders (other than as provided in Section 3.2 hereof), in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, the particular Notes to be redeemed shall be selected by the Trustee by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of a partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than thirty (30) nor more than 60 days prior to the Redemption Date.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of one thousand dollars ($1,000) may be redeemed only in whole. The Trustee may select for redemption portions (equal to one thousand dollars ($1,000) or any integral multiple thereof) of the principal of Notes that have denominations larger than one thousand dollars ($1,000), except that if all Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.5      Notice of Redemption.

         At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed (unless a shorter notice shall be required by any Governmental Authority) at such Holder's last address as then shown upon the Company's registry books. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Notes to be redeemed and shall state:

                          (1)     the Redemption Date;

                          (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                          (3)     the name and address of the Paying Agent;

                          (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                          (5) that, unless (a) the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.7 hereof or (b) such redemption payment is prevented for any reason, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                          (6) if any Note is being redeemed in part, the portion of the principal amount, equal to one thousand dollars ($1,000) or any integral multiple thereof, of such senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note;

                          (7)     if less than all the Notes are to be
         redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                          (8)     the CUSIP number of the Notes to be redeemed;
         and

                          (9) that the notice is being sent pursuant to this Section 3.5 and pursuant to the optional redemption provisions of the Notes.

Section 3.6      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.5, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the

Redemption Price, including interest and Liquidated Damages, if any, accrued to and unpaid on the Redemption Date; provided, however, that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.7      Effect of Deposit by the Company with the Paying Agent.

         On or before the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Notes called for redemption is not prevented for any reason, interest on the Notes (or the portion thereof) to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any premium, interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Notes.

Section 3.8      Notes Redeemed in Part.

         Upon surrender of a Note that is to be redeemed in part, the Company shall execute, the Guarantor shall endorse and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.9      Mandatory Redemption.

         Except as set forth under Section 4.14 and Article XI hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE IV
                                   COVENANTS

Section 4.1      Payment of Notes.

         The Company shall pay the principal of and premium, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal of and premium, interest and Liquidated Damages, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m., New York City time on that date, in immediately payable funds deposited and designated for and sufficient to pay all principal of, and premium, interest and Liquidated Damages, if any, on the Notes then due. The Company shall pay interest on overdue principal and on overdue installments of interest, premium and Liquidated Damages, if any, at the rate specified in the Notes compounded semi-annually, to the extent lawful.

Section 4.2      Maintenance of Office or Agency.

         The Company and the Guarantor shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantor in respect of the Notes and this Indenture may be served. The Company and the Guarantor shall give prompt, written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or serviced at the address of the Trustee set forth in Section 13.2.

         The Company and the Guarantor may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantor of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantor hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 13.2 as such office.

Section 4.3      Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, except as set forth in paragraphs (b) and (c) below, if immediately prior thereto and after giving effect thereto on a pro forma basis (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company could not incur at least one dollar ($1.00) of additional Indebtedness pursuant to clause (ii) of paragraph (a) of Section 4.11 hereof or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment, from and after January 1, 1997, would exceed the sum of (a) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 1997, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation for which financial statements are available (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received (or to be received within one (1) Business Day upon the Closing of a Public Equity Offering of Qualified Capital pursuant to a registration statement which prior to such Restricted Payment, has been declared effective by the SEC; provided, however, that if any such Public Equity Offering does not result in the Company receiving such proceeds within one (1) Business Day, then any payment that would be in contravention of this Section 4.3 but for this parenthetical clause shall be deemed in contravention of this Section 4.3 unless cash equal to such payment is repaid in full to the Company as an equity contribution to the Company within one (1) Business Day of when such closing was scheduled to occur) by the Company from the sale of the Company's Qualified Capital (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) after the Issue Date, plus (c) the amount by which Indebtedness of the Company or any Guarantor is reduced on the Company's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of it Subsidiaries) subsequent to the end of the most recent fiscal quarter ended immediately prior to the date of the Indenture, of any Indebtedness of the Company or any Guarantor convertible or exchangeable for Capital (other than Disqualified Capital) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (d) the amount equal to the net reduction in Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Guarantor or the satisfaction or reduction (other than by means of payments by the Company or any Subsidiary) of obligations of other persons which have been guaranteed by the Company or any Guarantor or (B) the redesignation of Unrestricted Subsidiaries as Subsidiaries which execute Guarantees, in the case of (d) such net reduction in Investments being (x) valued as provided in the definition of "Investment," (y) in an amount not to exceed the aggregate amount of Investments previously made by the Company or any Guarantor which were treated as a Restricted Payment, and (z) included in this clause (d) only to the extent not included in Consolidated Net Income. In the event that the Company or a Subsidiary makes an Investment in a Subsidiary pursuant to the proviso contained in the definition of Investments, and such latter Subsidiary is subsequently designated an Unrestricted Subsidiary, such Investment shall be deemed to be a Restricted Payment made at the time the latter Subsidiary is designated an Unrestricted Subsidiary, and shall be subject to the provisions of this Section 4.3(a).

         (b) Notwithstanding anything in paragraph (a) to the contrary, from and after the Issue Date, unless a Default or an Event of Default shall have occurred and be continuing, the following Restricted Payments shall be permitted: (u) Investments in one or more persons in an amount not in excess of fifty million dollars ($50,000,000) in the aggregate at any one time outstanding for all such investments made in any one or more persons in reliance upon this clause (u), for the purpose of developing, constructing or acquiring (A) a Casino or Casinos or, if applicable, any Related Business in connection with such Casino or Casinos, or
(B) a Related Business to be used primarily in connection with an existing Casino or Casinos; provided that to the extent the Company or any Subsidiary has received cash distributions from any such person, the amount thereof will be deemed to reduce the amount of Investments (by fifty percent (50%) in the case of returns in excess of capital and by one hundred percent (100%) in the case of return of capital), then outstanding under this clause (u) for the purposes of the fifty million dollar ($50,000,000) limit, (v) in the case of any Subsidiary, pro rata distributions on its Capital, (w) the payment of any dividend on or redemption of Qualified Capital within sixty (60) days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization, respectively, in compliance with the foregoing provisions, (x) the redemption or repurchase of any Capital or Indebtedness of the Company or any of its Subsidiaries (other than any Capital or Indebtedness that is held or beneficially owned by any Excluded Person) required by the Regulatory Redemption provisions contained in Section 3.2 hereof (or any substantially comparable provision governing other Indebtedness), (y) a Qualified Exchange or
(z) further Restricted Payments of any type which in the aggregate do not exceed fifty million dollars ($50,000,000) for all such Restricted Payments permitted by this clause (z) taken together; provided, however, that no part of the Restricted Payment permitted by this clause (z) will be made for purposes described in clause (u), it being the intention of the parties that the fifty million dollar ($50,000,000) limit set forth therein, respectively, be the only amounts available for the purposes specified in such clause (u) other than amounts available under paragraph (a) above for Restricted Payments without regard to the exceptions set forth in this paragraph (b); provided further, however, that (i) no payment may be made pursuant to clause (z) to Mr. Binion, Phyllis Cope, or members of their families unless the Company could then incur at least $1.00 of additional Indebtedness, after taking into account any funding of such Restricted Payments, under clause (a) of Section 4.11 hereof, and (ii) no payments may be made pursuant to this clause (z) to any of Mr. Binion, Phyllis Cope or members of their families until such time as the expansion projects of the Horseshoe Casinos as described in the Summary section of the Offering Memorandum are complete. The full amount of any Restricted Payment made pursuant to clause (w) or (x), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

         (c)     (i)      Notwithstanding anything in paragraphs (a) and (b)
above to the contrary, from and after the Issue Date, prior to the occurrence of a Non-Tax Distribution Event (and after such Non-Tax Distribution Event shall have been cured and no longer be continuing), and without limiting the payments that may be made to the Company, or to any of its Subsidiaries by any of its Subsidiaries, each of the Company and its Subsidiaries may make distributions to its Equity Holders in the amounts provided in clause (ii) below (such distributions being referred to as "Permitted Tax Distributions"). From and after the occurrence of a Non-Tax Distribution

Event (and during the entire time such Non-Tax Distribution Event shall be continuing and shall not have been cured), no Permitted Tax Distributions shall be made until such Non-Tax Distribution Event shall have been cured. In addition, if the Company or any of its Subsidiaries was prohibited, as a result of the occurrence of a Non-Tax Distribution Event, from making any distributions which would otherwise have been Permitted Tax Distributions (referred to herein as "Delayed Permitted Tax Distributions") the Company shall be permitted to make such Delayed Permitted Tax Distributions after such Non-Tax Distribution Event shall have been cured.

                 (ii) The amount of Permitted Tax Distributions by the Company and each of its Subsidiaries shall be, with respect to any taxable year, the sum of: (I) the product of (A) the excess of (i) all items of taxable income or gain (other than capital gains) allocated by the Company and each of its Subsidiaries to their respective Equity Holders for that year over (ii) all items of taxable deduction or loss (other than capital loss) allocated to such Equity Holders by the Company and each of its Subsidiaries, respectively, for such year and (B) the Applicable Income Tax Rate; plus (II) the product of (A) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, allocated by the Company and each of its Subsidiaries to their respective Equity Holders for such year, and (B) the Applicable Capital Gains Tax Rate; plus (III) taking into account the capital gains and losses of the Company and each of its Subsidiaries, respectively, the product of (A) the net short-term capital gain (i.e., net short-term capital gains in excess of net long-term capital losses), if any, allocated by the Company and each of its Subsidiaries to their respective Equity Holders for such year and (B) the Applicable Income Tax Rate; minus (IV) the aggregate Tax Loss Benefit Amounts for the Company and each of its Subsidiaries, respectively, for such year. Estimated Tax Distributions shall be made within twelve days following March 31, June 30, September 30 and December 31 based upon an estimate of the excess of (x) the Tax Distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, June 30, September 30 and December 31 were such period a taxable year (computed as provided above) over
(y) distributions attributable to all prior periods during such taxable year. The Company shall give the Trustee written notice of each Permitted Tax Distribution paid pursuant to this Section 4.3(c)(ii) within fifteen (15) days after the payment thereof. Promptly after filing by the Company and each of its Subsidiaries of their respective annual tax return, each Equity Holder shall reimburse the Company or the applicable Subsidiary, as the case may be, to the extent such estimated Tax Distributions made to such Equity Holder exceeded the actual permissible Tax Distributions with respect to such taxable year for that Equity Holder, and the Company or the applicable Subsidiary, as the case may be, shall make a further payment to its respective Equity Holders to the extent such estimated Tax Distributions were less than the Tax Distributions actually payable to such Equity Holders with respect to such taxable year. To the extent that any Tax Distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to the Company or the applicable Subsidiary under this clause (ii) remains outstanding, the amount of any Tax Distribution to be made will be reduced by the amounts such Equity Holder is obligated to pay the Company or the applicable Subsidiary. Notwithstanding the foregoing, with respect only to the Investor Limited Partners' percentage allocable interest in income, gain, deduction, loss, capital gain and capital loss of HE, the Applicable Income Tax Rate and the Applicable Capital Gains Tax Rate for purposes of this Section 4.3(c)(ii) shall be deemed to be 100%; provided, however, that such payment of 100% of their allocable interest in income, gain, deduction, capital gain or capital loss of HE to the Investor Limited Partners with respect to each taxable year shall be limited solely to cash distributions from HE for that taxable year.

Section 4.4      Existence.

         Subject to Article V, the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect each of their existence and the existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and franchises of the Company and the Guarantor and their Subsidiaries; provided, however, that neither the Company nor the Guarantor shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or franchise, if (a) the Board of Managers of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and (b) the loss thereof is not adverse in any material respect to the Holders.

Section 4.5      Payment of Taxes and Other Claims.

         The Company and the Guarantor shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, the Guarantor or any of their Subsidiaries or properties and assets of the Company, the Guarantor or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, that have become due and payable and that by law have or may become a Lien upon the property and assets of the Company, the Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor the Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 4.6      Maintenance of Insurance.

         From and at all times after the Issue Date, the Company and its Subsidiaries shall have in effect customary property and comprehensive general liability insurance coverage on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

Section 4.7      Compliance Certificates; Notice of Default.

         (a) The Company shall deliver to the Trustee within ninety (90) days after the end of each fiscal year an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, the Guarantor or any Subsidiary of the Company or the Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year-end date.

         (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.3,
4.11 or 4.14 of this Indenture.

         (c) The Company, so long as any of the Notes are outstanding, shall deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives written notice of the Default giving rise thereto from the Company or any of the Holders.

Section 4.8      Reports.

         (a) To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall file with the Trustee, within 5 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it is required to file with the SEC pursuant to this Section 4.8. The Company shall also comply with the other provisions of TIA Section 314(a). If the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company (at its own expense) shall file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Notes at the time of such mailing within 5 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange Act.

         (b) At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a Note other than a Series B Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Note designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

Section 4.9      Waiver of Stay, Extension or Usury Laws.

         Each of the Company and the Guarantor covenant that they will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture, and each of the Company and the Guarantor hereby expressly waive all benefit and advantage of any such law insofar as such law applies to the Notes and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10     Limitation on Transactions with Affiliates.

         Neither the Company nor any of its Subsidiaries will be permitted after the Issue Date to enter into any contract, arrangement, understanding or transaction with an Affiliate (an "Affiliate Transaction") or series of related Affiliate Transactions involving consideration to either party in excess of five million dollars ($5,000,000) except for transactions (i) approved by a majority of the disinterested (as to such transaction) members of the Board of Managers of the Company and evidenced by an Officers' Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction has been so approved and is made in good faith and that the terms of such Affiliate Transaction are fair and reasonable to the Company and such Subsidiaries, as the case may be, and (ii) regarding which the Company has obtained, prior to the consummation thereof, a favorable written opinion as to the fairness of such transaction to the Company and such Subsidiaries, as the case may be, from a financial point of view from an independent investment banking firm of national reputation. Notwithstanding the foregoing, "Affiliate Transaction" shall not include: (a) payments of reasonable and customary compensation, Managers' fees and indemnities of Managers, officers and employees, (b) Restricted Payments permitted under
Section 4.3 of this Indenture (including transactions which are permitted because they are excluded from the definition of the term "Restricted Payment" or the definitions of terms used in the definition of "Restricted Payment"),
(c) transactions solely between the Company and a Subsidiary Guarantor or among any Subsidiary Guarantors, (d) the Intercompany Notes, (e) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the usual and customary practice of the gaming industry in the United States and (f) transactions permitted pursuant to paragraph (b) or (c) of the definition of Permitted Indebtedness.

Section 4.11 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital.

         Except as set forth below, neither the Company nor any of its Subsidiaries will, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to, (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital from and after the Issue Date. Notwithstanding the foregoing:

         (a) The Company and the Guarantor may incur Indebtedness or Disqualified Capital if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital and
(ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital, would be at least 2.0 to 1;

         (b) The Company and the Guarantor may incur Indebtedness evidenced by the Notes and represented by this Indenture and the Guarantee hereof;

         (c) The Company and its Subsidiaries may incur Purchase Money Indebtedness to finance the purchase of land, buildings, furniture, fixtures and equipment for each Casino owned and operated by the Company or a Subsidiary; provided, however, that such Purchase Money Indebtedness is either
(i) Non-recourse Indebtedness or (ii) limited in amount (including any Indebtedness issued to refinance, replace or refund such Indebtedness) with respect to any such Casino to the lesser of (A) the amount of Related Business Assets used in such Casino and financed by such Purchase Money Indebtedness, or
(B) fifteen million dollars ($15,000,000) per Casino;

         (d) The Company's Subsidiaries may each incur up to five million dollars ($5,000,000) of working capital Indebtedness at any time outstanding;

         (e) The Company and the Guarantor may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital, as applicable, described in clauses (a), (b), (g) and (h) of this Section 4.11 and the Company and its Subsidiaries may incur Refinancing Indebtedness with respect to any Indebtedness described in clause (c) of this Section 4.11;

         (f) The Company and the Guarantor may incur Indebtedness (in addition to any Indebtedness incurred in accordance with any other provision of this Section 4.11) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to twenty million dollars ($20,000,000) for the Company and the Guarantor taken together;

         (g) The Company may incur Indebtedness pursuant to the Credit Facility (and the Guarantor may guarantee such Indebtedness) on or after the Issue Date up to an aggregate amount outstanding at any time equal to the sum of (i) one hundred fifty million dollars ($150,000,000) minus the amount of any Indebtedness incurred pursuant to this clause (g) which (A) is retired with the Net Cash Proceeds from any Asset Sale, Event of Loss or assumed by a transferee in an Asset Sale, (B) is retired, repaid, redeemed or otherwise defeased through the incurrence of Refinancing Indebtedness, or (C) represents repayments of amounts initially borrowed under the Credit Facility pursuant to any mandatory redemption or mandatory principal amortization payment, plus (ii) such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations or Currency Exchange Protection Agreements with lenders party to the Credit Facility; provided, however, that the maximum aggregate amount permitted to be outstanding under this paragraph
(g) shall not be deemed to limit additional Indebtedness under the Credit Facility to the extent such additional Indebtedness is permitted pursuant to paragraph (a) hereof; and

         (h)     Permitted Indebtedness.

         In the event that the Company incurs Indebtedness, or any Subsidiary incurs Indebtedness or Disqualified Capital, to any Subsidiary pursuant to clause (b) of the definition of Permitted Indebtedness, and such latter Subsidiary thereafter ceases to remain a "Subsidiary" as defined herein, the aggregate outstanding amount of such Indebtedness incurred by the Company, or of such Indebtedness or Disqualified Capital incurred by such Subsidiary, to the Subsidiary that ceases to so remain a "Subsidiary" shall be deemed to be Indebtedness incurred by the Company or such Subsidiary at the time of such change in Subsidiary status. Indebtedness and Disqualified Capital issued by any person that is not a Subsidiary, which Indebtedness or Disqualified Capital is outstanding at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been incurred at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company. A guarantee by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary is not considered a separate incurrence for purposes of this Section 4.11(h).

Section 4.12 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         Neither the Company nor any of its Subsidiaries will, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make other distributions to, or to pay any obligation (including, without limitation, in respect of the Guarantee) to, or to otherwise transfer assets or make or pay loans or advances to, the Company or any of its Subsidiaries, except (a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (b) restrictions imposed by applicable law, (c) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired or to any property, asset or business other than the property, asset and business so acquired, (d) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to reasonable and customary closing conditions and termination provisions) that has been entered into for the sale or disposition of all or substantially all of the Capital or assets to be sold of such Subsidiary, provided such restrictions apply solely to the Capital or assets to be sold of such Subsidiary, and such sale or disposition is permitted under Section 4.14, (e) reasonable and customary restrictions on transfers of all collateral imposed in connection with Liens securing Indebtedness, to the extent such Liens are permitted by Section 4.13 and to the extent such Indebtedness is permitted by
Section 4.11, and (f) replacements of restrictions imposed pursuant to clause
(c) and this clause (f) that are not more restrictive than those being replaced and do not apply to any additional property or assets.

Section 4.13     Liens.

         Neither the Company nor any of its Subsidiaries will, directly or indirectly create, grant, assume, incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, securing Indebtedness, other than (i) Permitted Liens;
(ii) Liens securing Indebtedness incurred in accordance with clause (c) of
Section 4.11; (iii) Liens securing Refinancing Indebtedness in accordance with clause (e) of Section 4.11, but only if such Liens have the same relative priority and do not extend to property and assets other than property or assets permitted to be subject to the Liens securing the Indebtedness being refinanced; (iv) Liens securing Indebtedness incurred in accordance with clause
(g) of Section 4.11 and Liens securing any increases in the amount of Indebtedness under the Credit Facility above the amount of Indebtedness permitted under such clause (g), but only to the extent that the increase in such Indebtedness is permitted under clause (a) of Section 4.11 at the time of the incurrence of such additional Indebtedness; (v) Liens in favor of the Company; and (vi) Liens securing Indebtedness under the Senior Indenture. Notwithstanding the foregoing, the Company may not and may not permit any Subsidiary to, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired, securing any Indebtedness which is subordinated in right of payment or upon liquidation to the Notes.

Section 4.14     Limitation on Sale of Assets and Subsidiary Capital; Event of
                 Loss.

         (a) Other than upon an Event of Loss, neither the Company nor any of its Subsidiaries will, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including, without limitation, upon any sale or other transfer or issuance of any Capital of any Subsidiary or any sale and leaseback transaction, whether by the Company or any such Subsidiary, or through the issuance, sale or transfer of Capital by a Subsidiary (an "Asset Sale"), unless (1) the Company complies with the provisions of Section 4.14(e) regarding the proceeds of such Asset Sale, (2) at least eighty percent (80%) of the consideration for such conveyance, sale, transfer or other disposition or issuance (other than assumption of trade Indebtedness) consists of U.S. Legal Tender or Cash Equivalents; provided, however, that for purposes of this clause
(2), the assumption of Indebtedness of the Company or a Subsidiary that is senior to or Pari Passu with the Notes shall be deemed to be Cash Equivalents if the Company, such Subsidiary and all other Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, and any securities or notes received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into U.S. Legal Tender or Cash Equivalents within ten (10) Business Days of the date of such Asset Sale shall be deemed to be Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale and (4) the Board of Managers of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale.

         (b)     Notwithstanding the provisions of Section 4.14(a):

                          (i) the Company and its Subsidiaries may in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

                          (ii) the Company and its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions in Section 5.1;

                          (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; and

                          (iv) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiaries.

Each of the transactions described in this paragraph (b) shall not be deemed an Asset Sale for purposes of this Section 4.14.

         (c) For the purposes of this Section 4.14, the "Asset Sale Event of Loss Offer Amount" shall equal the cumulative total of:

                 (x) the product of (A)(1) the Net Cash Proceeds of all Asset Sales that have occurred more than two hundred seventy (270) days prior to the date of determination of such Asset Sale Event of Loss Offer Amount, minus (2) the sum of the Net Cash Proceeds of any of such Asset Sales that, within two hundred seventy (270) days of such Asset Sale, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Facility if, concurrently therewith, the amount of such Indebtedness permitted pursuant to paragraph (g) of Section 4.11 is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), (iii) used to retire Indebtedness outstanding under the Senior Indenture, or (iv) used to retire Indebtedness secured by the assets sold (if required by its terms as a result of the applicable Asset Sale), and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of such Asset Sale and the denominator of which is the sum of (1) the aggregate principal amount of the Notes outstanding on the date of such Asset Sale, plus
(2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Asset Sale that (w) is not retired under clause (A)(2)(ii) or (iii) of this sentence, (x) is Pari Passu with the Senior Notes, (y) is not assumed by the transferee in such Asset Sale with a concurrent release in full of the Company and its Subsidiaries therefrom, and (z) pursuant to the instruments relating thereto, is required to be repaid with the proceeds from such Asset Sale; plus

                 (y) the product of (A)(1) the Net Cash Proceeds from all Events of Loss, the Net Cash Proceeds of which have been received more than two hundred seventy (270) days prior to the date of determination of such Asset Sale Event of Loss Offer Amount, minus (2) the sum of the amounts that, within two hundred seventy (270) days after the receipt of the Net Cash Proceeds from any such Event of Loss, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Facility if, concurrently therewith, the amount of such Indebtedness permitted pursuant to paragraph (g) of Section 4.11 is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), (iii) used to retire Indebtedness outstanding under the Secured Indenture, or (iv) used to retire Indebtedness secured by the assets to which such Event of Loss relates (if required by its terms as a result of the applicable Event of Loss) and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of such Event of Loss and the denominator of which is the sum of (1) the aggregate principal amount of the Notes outstanding on the date of such Event of Loss, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Event of Loss that (x) is not retired under clause (A)(2)(ii) or (iii) of this sentence, (y) is Pari Passu with the Senior Notes, and (z) pursuant to the instruments relating thereto, is required to be repaid with the proceeds of such Event of Loss;

provided, however that with respect to any Asset Sale consisting of the conveyance, sale, transfer, assignment or other disposition, directly or indirectly, either (ii) by the Guarantor of its Casino or (iii) by the Company or by any Subsidiary of the Company of Capital of the Guarantor, the term "Asset Sale Event of Loss Offer Amount" relating to such Asset Sale shall mean 100% of the Net Cash Proceeds from such Asset Sale minus the sum of the amounts that, within two hundred seventy (270) days of such Asset Sale, are used as described in clause (A)(2)(ii), (A)(2)(iii) or (A)(2)(iv) of clause (y) above, so that following any Asset Sale described in this proviso, the Net Cash Proceeds resulting from such Asset Sale may be invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries only after the completion of an Asset Sale Event of Loss Offer for an Asset Sale Event of Loss Offer Amount.

         (d) For the purposes of this Section 4.14, "Minimum Accumulation Date" means each date on which the accumulated Asset Sale Event of Loss Offer Amount exceeds ten million dollars ($10,000,000).

         (e) Not later than ten (10) Business Days after each Minimum Accumulation Date, the Company shall commence an offer (an "Asset Sale Event of Loss Offer") to the Holders to purchase on a pro rata basis, for Cash, Notes having a principal amount equal to the accumulated Asset Sale Event of Loss Offer Amount at a purchase price (the "Asset Sale Event of Loss Offer Price") of one hundred percent (100%) of principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment (the "Asset Sale Event of Loss Purchase Date"). Notice of an Asset Sale Event of Loss Offer shall be sent twenty (20) Business Days prior to the close of business on the Asset Sale Event of Loss Put Date (as defined below), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. Each Asset Sale Event of Loss Offer shall remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Asset Sale Event of Loss Offer. The notice, which, to the extent consistent with this Indenture, shall govern the terms of an Asset Sale Event of Loss Offer shall state that:

                 (1) the Asset Sale Event of Loss Offer is being made pursuant to such notice and this Section 4.14;

                 (2) the Asset Sale Event of Loss Offer Amount, the Asset Sale Event of Loss Offer Price (including the amount of accrued and unpaid interest and Liquidated

         Damages, if any), the Asset Sale Event of Loss Put Date (which Asset Sale Event of Loss Put Date shall be on or prior to thirty (30) Business Days following the Minimum Accumulation Date);

                 (3) any Note or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                 (4) unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this clause (e), any Note, or portion thereof, accepted for payment pursuant to an Asset Sale Event of Loss Offer shall cease to accrue interest after the Asset Sale Event of Loss Purchase Date;

                 (5) Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Sale Event of Loss Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Event of Loss Purchase Date (the "Asset Sale Event of Loss Put Date");

                 (6) Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business three Business Days prior to the Asset Sale Event of Loss Put Date, as applicable, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Note number, if in definitive form, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing such Holder's election to have such principal amount of Notes purchased;

                 (7) if Notes in a principal amount in excess of the principal amount of Notes to be acquired pursuant to the Asset Sale Event of Loss Offer are tendered and not withdrawn, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of one thousand dollars ($1,000) or integral multiples of one thousand dollars ($1,000) shall be acquired);

                 (8) Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                 (9) the circumstances and relevant facts regarding such Asset Sale or Event of Loss, as applicable.

                 Any such Asset Sale Event of Loss Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                 On or before an Asset Sale Event of Loss Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Event of Loss Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Event of Loss Offer Price for all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portion thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Event of Loss Offer Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         (f) If the amount required to acquire all Notes tendered by Holders pursuant to an Asset Sale Event of Loss Offer (the "Acceptance Amount"), shall be less than the Asset Sale Event of Loss Offer Amount for such Asset Sale Event of Loss Offer, the excess of such Asset Sale Event of Loss Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Event of Loss Offer made in accordance with the terms of paragraph (e) above, the accumulated Asset Sale Event of Loss Offer Amount as of the Minimum Accumulation Date shall be reduced to zero and accumulations shall be deemed to recommence from the day next following such Minimum Accumulation Date.

Section 4.15     Limitation on Lines of Business.

         Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than in a Related Business.

Section 4.16     Limitation on Status as Investment Company.

         Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

Section 4.17     Additional Subsidiary Guarantors.

         The Company must cause (i) each of its current Subsidiaries which operates a Casino or a Related Business and which becomes a wholly-owned Subsidiary after the Issue Date and any other wholly-owned Subsidiary created or acquired after the Issue Date which operates a Casino or Related Business and (ii) each Subsidiary that executes a guarantee of Indebtedness of the Company that is unsecured and Pari Passu or subordinate to the Notes (each, an "Additional Guarantor") to execute a supplemental indenture and guarantee providing that such Additional Guarantor guarantees the obligations of the Company in accordance with the terms of Article XII and that all the terms and conditions of Article XII and, to the extent applicable,
Article XIII, applying to the Guarantor shall apply with the same effect to such Additional Guarantor or Additional Guarantors and to deliver copies of the supplemental indenture and guarantee to the Trustee; provided, however, that a Guarantee executed by a Subsidiary pursuant to clause (ii) hereof shall have the same relative ranking with respect to the guarantee initially executed by such Subsidiary as the Notes have to the Indebtedness initially guaranteed by such Subsidiary. The obligations of any potential Additional Guarantor to execute a Guarantee will be subject to the receipt of any approval required by any Gaming Authority or any other Governmental Authority, which the Company and its Subsidiaries shall use their best efforts to obtain.

Section 4.18     Limitation on Other Senior Subordinated Debt.

         The Company will not incur, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to or become responsible for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt (or in the case of a Guarantor, debt that is subordinate or junior in right of payment to such Guarantor's Senior Debt) and senior in any respect in right of payment to the Notes or in the case of a Guarantor, senior to the Guarantee executed by the Guarantor.


                                   ARTICLE V
                             SUCCESSOR CORPORATION

Section 5.1      Limitation on Consolidation, Merger and Sale of Assets.

         Neither the Company nor any Subsidiary may consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                 (i) if the transaction involves the Company or the Guarantor, either (a) the Company or the Guarantor, as the case may be, is the continuing entity, and in the case of the Guarantor,
                 (1) the Guarantor remains a Subsidiary of the Company and (2) the Guarantee remains in full force and effect and the rights of the Holders thereunder and under the Notes and this Indenture are not adversely affected as a result thereof, or
                 (b) the resulting, surviving or transferee entity is a person organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the

                 Obligations of the Company or the Guarantor, as the case may be, in connection with the Notes, this Indenture, if applicable, and the Guarantee, and the rights of the Holders under the Notes, this Indenture, if applicable, and the Guarantee are not adversely affected as a result thereof;

                 (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                 (iii) other than in the case of a transaction between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately prior to such transaction;

                 (iv) other than in the case of a transaction solely between the Company and any wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, the consolidated surviving or transferee entity would, immediately after giving effect to such transaction on a pro forma basis, be permitted to incur at least one dollar ($1.00) of additional Indebtedness pursuant to clause (ii) of paragraph (a) of
                 Section 4.11;

                 (v) such transaction will not result in the loss of any material gaming license; and

                 (vi) the Company has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred.

         Notwithstanding the foregoing, a Subsidiary shall not be subject to the foregoing restrictions in circumstances involving the disposition by the Company of such Subsidiary or a disposition of all or substantially all of the assets of such Subsidiary in a transaction that is not prohibited by Section
4.14 herein, so long as such Subsidiary does not account for all or substantially all the assets of the Company.

Section 5.2      Successor Corporation Substituted.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or the Guarantor that is subject to the foregoing restrictions contained in Section 5.1, the successor corporation formed by such consolidation or into which the Company, or the Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, or the Guarantor, as the case may be, under this Indenture and the Notes (including, without limitation, the Guarantee) with the same effect as if such successor corporation had been named herein and therein as the Company, or the Guarantor, as the case may be, and the Company, or the Guarantor, as the case may be, will be released from its obligations under this Indenture, the Notes and the Guarantee, as applicable, except as to any obligations that arise from or as a result of such transaction.


                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1      Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

         (1) the failure by the Company to pay any installment of interest on the Notes or Liquidated Damages as and when due and payable and the continuance of any such failure for thirty (30) days;

         (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Offer to Purchase, or otherwise;

         (3) the failure by the Company or the Guarantor to observe or perform any other covenant or agreement contained in the Notes, this Indenture, the Registration Rights Agreement (other than such failures as to which Liquidated Damages shall accrue pursuant to the terms of the Registration Rights Agreement) or the Guarantee and the continuance of such failure for a period of thirty (30) days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes outstanding;

         (4) the Guarantee or any guarantee of an Additional Guarantor or Additional Guarantors which, individually or in the aggregate, constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect in any material respect or the Guarantor or any Additional Guarantor or Additional Guarantors, which individually or in the aggregate constitute a Significant Subsidiary, or any Person acting by or on behalf of the Guarantor or any Additional Guarantor or Additional Guarantors, which individually or in the aggregate constitute a Significant Subsidiary, shall deny or disaffirm its or their Obligations under the Guarantee and the Guarantor or any Additional Guarantor shall not, in the case of a judgment, procure a stay of execution of such judgment within sixty (60) days of the occurrence thereof and within such sixty (60) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (5) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries that individually or as a group constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Significant Subsidiary under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or such Significant Subsidiary, or of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of sixty (60) days;

         (6) the Company or any of its Subsidiaries that individually or as a group constitute a Significant Subsidiary, shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent or fail generally to pay its debts as they become due;

         (7) default in the payment of principal, premium or interest when due that extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of the maturity of any Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of ten million dollars ($10,000,000) (other than Indebtedness of the Company to a Subsidiary of the Company or of a Subsidiary of the Company to the Company or another Subsidiary of the Company);

         (8) final, non-appealable, unsatisfied judgments not covered by insurance aggregating in excess of ten million dollars ($10,000,000), at any one time being rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within sixty (60) days; and

         (9) the legal right of the Company or any of its Subsidiaries to operate the gaming establishment included within any Casino is suspended or lost and such suspension or loss shall continue for more than ninety (90) consecutive days.

         If a Default occurs and is continuing, the Trustee must, within ten
(10) days after the occurrence of such Default, give to the Holders notice of such Default; provided, however, that except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.
Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal of or interest on any Note not yet cured, or a Default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of Article VII relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

         The Company shall, within thirty (30) days following the end of each of its fiscal years, file with the Trustee an Officers' Certificate certifying that the Company and the Guarantor have performed all of their obligations under this Indenture in all material respects and that no Event of Default has occurred during the preceding fiscal year, or in the event any such Event of Default has occurred, the facts and circumstances resulting in such Event of Default. The Company shall promptly upon the occurrence thereof provide notice to the Trustee of an Event of Default.

Section 6.2      Acceleration of Maturity Date, Rescission and Annulment.

         (a) If an Event of Default occurs and is continuing, other than an Event of Default specified in Section 6.1(5) or (6), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest and Liquidated Damages thereon to be due and payable immediately. If an Event of Default specified in Section 6.1(5) or (6) occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

         (b) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.1(b) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 15, of the years set forth below, as set forth below:

         Year                                                                Percentage
         ----                                                                ----------
         1997   . . . . . . . . . . . . . . . . . . . . . . . . . . .        109.3750%
         1998   . . . . . . . . . . . . . . . . . . . . . . . . . . .        108.4375
         1999   . . . . . . . . . . . . . . . . . . . . . . . . . . .        107.5000
         2000   . . . . . . . . . . . . . . . . . . . . . . . . . . .        106.5625
         2001   . . . . . . . . . . . . . . . . . . . . . . . . . . .        105.6250

         (c) At any time after such declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or an event that with notice or lapse of time or both would become an Event of Default if:

                 (1) The Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue interest and Liquidated Damages on all Notes,

                          (B) the principal of (and premium, if any) applicable to any Notes that could become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Notes, and

                          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                 (2) All Events of Default, other than the non-payment of amounts that have come due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event that with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure and waive any subsequent default or impair any right consequent thereon.

Section 6.3      Collection of Indebtedness and Suits for Enforcement by
Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 6.1(1) or (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), interest and Liquidated Damages, if any, and, to the extent that any interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest and Liquidated Damages, if any, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and expenses, disbursements and advances of, the Trustee and its agents and counsel.

         If the Company fails to pay such amounts promptly upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceedings to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 6.4      Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions under the TIA, including

                 (i) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                 (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5      Trustee May Enforce Claims Without Possession of Notes.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6      Priorities.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee, in case of the distribution of such money on account of principal, premium (if any), interest or Liquidated Damages, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   To the Trustee in payment of (i) all amounts due
pursuant to Section 7.7 and (ii) all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Trustee in collecting any monies due hereunder;

                 SECOND: To the Holders in payment of the amount then due and unpaid for principal of, premium, if any, interest and Liquidated Damages, if any, on, the Notes, and related costs and expenses, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively, and

                 THIRD:   To whomsoever may be lawfully entitled thereto, the
remainder, if any.

Section 6.7      Limitation on Suits.

         No Holder of any Note shall have any right to, or to order or direct the Trustee to, pursue any remedy or institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (B) the Holders of not less than twenty five percent (25%) in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably likely to be incurred in compliance with such request;

                 (D) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

                 (E) no direction inconsistent with such written request has been given to the Trustee during such sixty (60)-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, interest and Liquidated Damages, if any, on such Note on the Maturity Dates or Interest Payment Dates, as applicable, of such payments as are expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Offer Price on the applicable Change of Control Payment Date and, in the case of an Asset Sale Event of Loss Offer, the Asset Sale Event of Loss Offer Price on the Asset Sale Event of Loss Purchase Date) and the Registration Rights Agreement and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10     Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11     Control by Holders.

         The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee; provided, however, that

                 (1) such direction shall not be in conflict with any applicable law or with this Indenture,

                 (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                 (3) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.12     Waiver of Past Default.

         Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee on behalf of the Holders, prior to the acceleration of the maturity of the Notes, waive any past Default hereunder and its consequences, except a Default

                 (A) in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on, any Note as specified in clauses
(1) and (2) of Section 6.1, or

                 (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arising therefrom.

Section 6.13     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium, if any, or interest on, any Note on or after the Maturity Date of such Note.

Section 6.14     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII
                                    TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 7.1      Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)     Except during the continuance of a Default or an Event of
Default:

                 (1) The Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture that are adverse to the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its negligent failure to act or its own willful misconduct, except that:

                 (i)      This clause does not limit the effect of paragraph
(b) of this Section 7.1;

                 (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 or 6.12.

         (d) The Trustee shall cooperate fully and completely with, provide any information required by, and comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 7.1.

         (g) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2      Rights of Trustee.

         Subject to Section 7.1:

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

         (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 6.1(1) and 6.1(2) (in each case so long as the Trustee is the Paying Agent), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

Section 7.3      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor, any of their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with sections 7.10 and 7.11.

Section 7.4      Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section 7.5      Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default immediately, but in no event later than ten
(10) days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest or Liquidated Damages, if any, on, any Note (including the payment of the Change of Control Offer Price on the Change of Control Payment Date, the

Redemption Price on the Redemption Date and the Asset Sale Event of Loss Offer Price on the Asset Sale Event of Loss Purchase Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.6      Reports by Trustee to Holders.

         If required by law, within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Section
Section 313(b) and 313(c). The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automated quotation system. A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

Section 7.7      Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys- in-fact and agents for, and hold it harmless against, any claim, demand, expense (including reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, interest or Liquidated Damages, if any, on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any applicable Bankruptcy Law.

Section 7.8      Replacement of Trustee.

         The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.1 or 7.10;

                 (2)      the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver, Custodian or other public officer takes charge of the Trustee or its property;

                 (4)      the Trustee becomes incapable of acting; or

                 (5) the Trustee seeks an increase in its fee for administering this Indenture which increase is not mutually agreed upon.

         If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company in accordance with the foregoing provisions.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least ten percent (10%) in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9      Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10     Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall be a trust company or commercial bank having trust powers and having a combined capital (exclusive of borrowed capital) and surplus of at least twenty million dollars ($20,000,000) (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have a reported capital and surplus of not less than twenty million dollars ($20,000,000)), and subject to supervision or examination by federal or state authority. If any bank or trust company appointed as a successor publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to, then for the purposes of this Section the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall comply with TIA Section 310(b).

Section 7.11     Preferential Collection of Claims against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or has been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may at its option at any time elect to have Section 8.2 or
Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2      Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantor shall be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and this Indenture shall cease to be of further effect as to all outstanding Notes and the Guarantee except as to rights of Holders to receive payments which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.3, 2.6, 2.7, 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 with respect to the Notes.

Section 8.3      Covenant Defeasance.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall be released from its obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.17 and 4.18, Article V and Article XI with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.1 of the option applicable to this Section 8.3, Section 6.1(3) (to the extent it relates to the foregoing listed covenants) and Sections 6.1(4) through 6.1(9) shall not constitute Events of Default.

Section 8.4      Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Notes:

                 (a) the Company shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) U.S. Legal Tender in an amount, or (b) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of, premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the redemption date, as the case may be, of such principal or installment of principal, premium, if any, interest or Liquidated Damages, if any, on such Notes, and the Trustee on behalf of the Holders must have a valid, perfected, exclusive security interest in such trust; provided, however, that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender and the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                 (b) in the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) in the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(5) and 6.1(6) are concerned, at any time in the period ending on the ninety first (91st) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                 (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                 (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made with the intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                 (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

Section 8.5 Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.6, all U.S. Legal Tender and U.S. Government Obligations, (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Anything in this

 Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.4 that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6      Repayment to the Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note, either pursuant to this
Article VIII or otherwise, and remaining unclaimed for two (2) years after such principal, and premium, if any, interest or Liquidated Damages, if any, has become due and payable, shall be paid to the Company on its request, and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Cash held by the Trustee or Paying Agent.

Section 8.8      Termination of Obligations Upon Cancellation of the Notes.

         In addition to the Company's rights under Sections 8.2 and 8.3, the Company and the Guarantor may terminate all of their obligations under this Indenture (subject to Section 8.7) when:

                 (1) either (a) all such outstanding Notes theretofore authenticated and delivered (other then Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of the Notes;

                 (2)      the Company has paid all sums payable hereunder; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (other than in-house counsel), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, the Guarantor or any of their Subsidiaries is a party or by which it or their property is bound.


                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1      Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement the Indenture or the Notes for any of the following purposes:

                 (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, or to provide any additional rights or benefits to the Holders, or to make any other change that does not materially adversely affect the legal rights of any Holder under the Indenture;

                 (3) to provide for collateral or additional guarantees of the Notes;

                 (4) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (5) to evidence the succession of another person to the Company, and the assumption by any such successor of the Obligations of the Company herein and in the Notes in accordance with Article V;

                 (6) to release a Subsidiary Guarantor from its Guarantee if such Subsidiary Guarantor is sold in accordance with Section 4.14;

                 (7)      to comply with the TIA; or

                 (8) to set out the form of the Series B Notes and to set forth such other matters as may be necessary or desirable in connection with the Exchange Offer.

Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

         Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by written act of said Holders delivered to the Company and the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and the Guarantor, when authorized by Board Resolutions, and the Trustee, may amend or supplement this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of a majority in principal amount of then outstanding Notes may waive compliance by the Company or the Guarantor with any provision of this Indenture or the Notes. Notwithstanding the foregoing provisions of this
Section 9.2, without the consent of the Holders of at least sixty six and two-thirds percent (66-2/3%) of the aggregate principal amount of outstanding Notes, no such amendment, supplemental indenture or waiver shall change any provision of Article VI or Article XII or (except for the Stated Maturity which is governed by clause (4) below) change any Maturity Date of any Note, and without the consent of the Holder of each outstanding Note affected thereby, no such amendment, supplemental indenture or waiver shall:

                 (1) reduce the percentage in principal amount of Notes, the consent of whose Holders is required for any amendment, supplement or waiver provided for in this Indenture or the Notes;

                 (2) reduce the rate or extend the time for payment of interest on any Note;

                 (3) reduce the principal amount of any Note or reduce any Purchase Price;

                 (4)      change the Stated Maturity of any Note;

                 (5) alter the redemption provisions of Article III in a manner that adversely affects the rights of any Holder of Notes;

                 (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal or premium of, interest or Liquidated Damages on, or redemption payment with respect to, any Note or otherwise impair the right to institute suit for enforcement of any such payment whether on or after the Stated Maturity thereof, the Redemption Date thereof, or otherwise, in a manner that adversely affects the rights of any Holder of Notes;

                 (7) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2 in a manner that adversely affects the rights of any Holder of Notes;

                 (8) make the principal of, premium, if any, or the interest or Liquidated Damages, if any, on, any Note payable with anything, at any place of payment or in any manner other than as provided for in this Indenture and the Notes as in effect on the date hereof;

                 (9) except as expressly permitted by this Indenture, make the Notes subordinated in right of payment to any extent or under any circumstances to any other Indebtedness;

                 (10) make any changes in the provisions of Article XI in a manner that adversely affects the rights of any Holder of Notes, or

                 (11) make any changes in the provisions of Section 4.14 regarding an Asset Sale Event of Loss Offer in a manner that adversely affects the rights of any Holder of Notes.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 9.3      Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4      Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder that is not the Holder of a Global Note may revoke the consent as to such Holder's Note or portion of such Holder's Note by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety
(90) days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (11), of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5      Notation on or Exchange of Notes.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantor shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the proper notation or issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.6      Trustee to Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                   ARTICLE X
                              MEETINGS OF HOLDERS

Section 10.1     Purposes for Which Meeting May Be Called.

         A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                 (a) to give any notice to the Company, any Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

                 (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

                 (c) to consent to any amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

                 (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) that the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 10.2     Manner of Calling Meetings.

         The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantor and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than ten (10) nor more than sixty (60) days prior to the date fixed for a meeting. The Company shall pay the reasonable costs and expenses of preparing and mailing such notice.

         Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3     Call of Meetings by Company or Holders.

         In case at any time the Company, pursuant to a Board Resolution or the Holders of not less than twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two (2) successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five
(5) days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than ten (10) nor more than sixty (60) days prior to the date fixed for the meeting.

Section 10.4     Who May Attend and Vote at Meetings.

         To be entitled to vote at any meeting of Holders, a person shall (a) be a registered Holder of one or more Notes, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only person who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantor and their respective counsel.

Section 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

         Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall determine to be appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

         At any meeting each Holder or proxy shall be entitled to one vote for each one thousand dollar ($1,000) principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or her or instruments in writing as aforesaid duly designating him or her as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 10.6     Voting at the Meeting and Record to Be Kept.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

         Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.


                                   ARTICLE XA

                                 SUBORDINATION

Section 10A.1    Agreement to Subordinate.

         The Company each agree for itself and for its successors, and each Holder by accepting a Note agrees, that the payment of principal of, and premium, interest, Liquidated Damages, if any, on and any other amount payable by the Company with respect to, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10A, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. This Article 10A shall constitute a continuing offer to all persons or entities who become holders of, or continue to hold, Senior Debt. Notwithstanding anything to the contrary in this Indenture or the Notes, the provisions of this Article 10A are made for the benefit of the holders of Senior Debt, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this Article 10A shall be effective against any holder of Senior Debt unless expressly consented to in writing by such holder. The provisions of this Article 10A apply notwithstanding anything to the contrary contained in the Notes or this Indenture. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the Notes or this Indenture.

Section 10A.2    Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy (whether voluntary or involuntary), reorganization, insolvency, receivership or similar proceeding relating to the Company or their respective properties, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

                 (1) holders of Senior Debt of the Company shall be entitled to receive payment in full and in cash of all principal, interest, fees, expenses and other obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders shall be entitled to receive any payment with respect to the Notes (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.4 hereof); and

                 (2) until all principal, interest, fees, expenses and other obligations with respect to Senior Debt of the Company are paid in full, any distribution to which the Holders of Notes would be entitled but for this Article 10A shall be made to the holders of such Senior Debt (except that Holders may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.4 hereof).

Section 10A.3    Default on Designated Senior Debt.

         The Company may not make, and no Holder shall ask for, demand, sue for or otherwise exercise remedies with respect to, any payment upon or in respect of the Notes and may not offer to repurchase Notes (other than in the form of securities that are subordinated to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described in Section 8.4 hereof) if:

                 (i) a default in the payment of the principal of, or premium or interest on, or fees or other amounts owing with respect to, Designated Senior Debt occurs and has not been cured or waived in writing; or

                 (ii) any other default occurs and is continuing with respect to Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

         Payments on the Notes may and shall be resumed:

         (a) in the case of default referred to in Section 10A.3(i) hereof, upon the date on which such default is cured or waived in writing, and

         (b) in case of a default referred to in Section 10A.3(ii) hereof, the earlier of the date on which such nonpayment default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

         No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default referred to in Section 10A.03(ii) hereof that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee by holders of Designated Senior Debt and which is known to the holders of such Designated Senior Debt, shall be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 181 days).

Section 10A.4    Acceleration of Notes.

         The Company and the Trustee shall promptly notify holders of Senior Debt of the issuance by the Trustee or the receipt of an acceleration notice following an Event of Default, whereupon the Trustee shall promptly notify the holders of Senior Debt of such acceleration notice, provided that failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10A.

Section 10A.5    When Distribution Must be Paid Over.

         In the event that the Trustee or any Holder receives any payment with respect to the Notes at a time when such receipt by the Trustee or such Holder, as applicable, is in violation of this Article 10A, such payment shall be held by the Trustee or such Holder in trust for the benefit of and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the Credit Facility, Senior Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10A, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10A, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10A.6    Notice By the Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause any payment with respect to the Notes to violate this Article 10A, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this
Article 10A.

Section 10A.7    Subrogation.

         After all Senior Debt is irrevocably paid in full in cash or Cash Equivalents satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness Pari Passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10A to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10A.8    Relative Rights.

         This Article 10A defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Notes in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article 10A to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10A.9    Subordination May Not Be Impaired By the Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10A.10   Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given under the Indenture to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10A, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Persons making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10A.

Section 10A.11   Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10A or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its address in accordance with Section 13.2 hereof, prior to the date of such payment, written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article. Nothing in this
Article 10A shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Debt (or a Representative of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10A, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10A, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any agent of the Company may do the same with like rights.

Section 10A.12   Authorization To Effect Subordination.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10A, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the holders of the Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10A.13   Legend.

         The Notes and any instrument evidencing any of the Indebtedness arising under or with respect to this Indenture will, on the date issued, be inscribed with a legend conspicuously indicating that the payment thereof is subordinated to the Senior Debt pursuant to the terms of this Indenture.

Section 10A.14   No Waiver.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt or any security or guarantee thereof, or therefor, may release, sell, exchange or enforce such security or guarantee or elect any right or remedy, or delay in enforcing, or release any right or remedy or otherwise deal freely with the Company and any security for the Senior Debt all without notice to the Noteholders and all without affecting the liabilities and obligations of the parties to this Indenture, even if any right or reimbursement or subrogation or other right or remedy of the Holders is extinguished, affected or impaired thereby. No provision of any supplement or amendment to this Indenture or the Notes which adversely affects in any way the holders of Senior Debt shall be effective against the holders of Senior Debt who have not consented thereto in writing.

Section 10A.15   Guarantees.

         The Guarantee and each Additional Guarantee shall be subordinated to the payment in full of all Obligations with respect to Senior Debt of the Guarantor or such Additional Guarantor in the same manner and to the same extent as the Notes are subordinated to the Senior Debt of the Company, as more fully described in this Article XA.

                                   ARTICLE XI
                          RIGHT TO REQUIRE REPURCHASE

Section 11.1 Repurchase of Notes at the Option of the Holder Upon a Change of Control.

                 (a) In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") to require the Company to repurchase all or any part of such Holder's Notes on the date that is no later than thirty (30) Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a Cash price equal to one hundred one percent (101%) of the principal amount thereof (the "Change of Control Offer Price"), plus accrued and unpaid interest and Liquidated Damages, if any, to and including the Change of Control Payment Date. Upon expiration of the Change of Control Offer Period (as defined below), the Company shall purchase all Notes tendered in response to the Change of Control Offer.

                 (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 11.1 as follows:

                                  (1)      the Change of Control Offer shall
                          commence within ten (10) Business Days following the Change of Control;

                                  (2)      the Change of Control Offer shall
                          remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

                                  (3)      within five (5) Business Days
                          following the expiration of a Change of Control Offer, the Company shall purchase all of the tendered Notes at the Change of Control Offer Price, plus accrued and unpaid interest and Liquidated Damages, if any;

                                  (4)      if the Change of Control Payment
                          Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer;

                                  (5)      the Company shall provide the
                          Trustee with notice of the Change of Control Offer at least five (5) Business Days before the commencement of any Change of Control Offer; and

                                  (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of any Change of Control Offer and shall state:

                                        (i)     that the Change of Control
                                        Offer is being made pursuant to this
                                        Section 11.1 and that all Notes or
                                        portions thereof tendered will be
                                        accepted for payment;

                                        (ii)    the Change of Control Offer
                                        Price (including the amount of
                                        accrued and unpaid interest and
                                        Liquidated Damages, if any), the
                                        Change of Control Payment Date and
                                        the Change of Control Put Date (as
                                        defined below);

                                        (iii)   that any Note, or portion
                                        thereof, not tendered or accepted
                                        for payment will continue to accrue
                                        interest and Liquidated Damages, if
                                        any;

                                        (iv)    that, unless the Company
                                        defaults in depositing U.S. Legal
                                        Tender with the Paying Agent in
                                        accordance with the last paragraph
                                        of this clause (b), or such payment
                                        is prevented for any reason, any
                                        Note, or portion thereof, accepted
                                        for payment pursuant to the Change
                                        of Control Offer shall cease to
                                        accrue interest and Liquidated
                                        Damages, if any, after the Change of
                                        Control Payment Date;

                                        (v)     that Holders electing to have a
                                        Note, or portion thereof, purchased
                                        pursuant to a Change of Control
                                        Offer will be required to surrender
                                        the Note, with the form entitled
                                        "Option of Holder to Elect Purchase"
                                        on the reverse of the Note
                                        completed, to the Paying Agent
                                        (which may not for purposes of this
                                        Section 11.1, notwithstanding
                                        anything in this Indenture to the
                                        contrary, be the Company or any
                                        Affiliate of the Company) at the
                                        address specified in the notice
                                        prior to the close of business on
                                        the earlier of (a) the fifth (5th)
                                        Business Day prior to the Change of
                                        Control Payment Date and (b) the
                                        fifth (5th) Business Day following
                                        the expiration of the Change of
                                        Control Offer (such earlier date
                                        being the "Change of Control Put
                                        Date");

                                        (vi)    that Holders will be entitled
                                        to withdraw their election, in whole
                                        or in part, if the Paying Agent
                                        receives,
                                        prior to the close of business on the
                                        Change of Control Put Date, a
                                        telegram, telex, facsimile
                                        transmission or letter setting forth
                                        the name of the Holder, the
                                        principal amount of the Notes the
                                        Holder is withdrawing and a
                                        statement containing a facsimile
                                        signature and stating that such
                                        Holder is withdrawing his election
                                        to have such principal amount of
                                        Notes purchased; and

                                        (vii)   a brief description of the
                                        events resulting in such Change of
                                        Control.

         Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before the Change of Control Payment Date, the Company must (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender or Cash Equivalents (other than Credit Facility Notes, Senior Notes or Notes) sufficient to pay the Change of Control Offer Price (together with accrued and unpaid interest or Liquidated Damages, if any) of all Notes so tendered and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any), the Guarantor shall endorse and the Trustee shall promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Offer Period expires, by causing notice thereof to be published at least once in each of two (2) successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five (5) days a week of a general circulation in The City of New York, State of New York.


                                  ARTICLE XII
                                   GUARANTEE

Section 12.1     Guarantee.

                 (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the provisions of this Article XII the Guarantor, and each Additional Guarantor which in accordance with Section
4.17 hereof is required to execute a Guarantee, upon execution of a counterpart of this Indenture (such Guarantor and Additional Guarantors are collectively referred to herein as the "Subsidiary Guarantors"), hereby jointly and severally irrevocably and unconditionally guarantees (the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (x) the principal and premium (if any) of and interest and Liquidated Damages, if any, on the Notes and related costs and expenses will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise and interest on the overdue principal and premium (if any) of and interest and Liquidated Damages, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed all in accordance with the terms of this Indenture and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise.

                 (b) Each Subsidiary Guarantor hereby jointly and severally agrees that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, right or remedies, including but not limited to diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Notwithstanding the foregoing, neither the Trustee nor any Holder may pursue any remedy under this Guarantee unless they comply with
Section 6.7.

                 (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian, Trustee or similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Guarantee.

                 (d) It is the intention of the Subsidiary Guarantors and the Company that the obligations of the Subsidiary Guarantors hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of a Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made before such court as a consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

Section 12.2     Execution and Delivery of Guarantee.

         To evidence its Guarantee set forth in Section 12.1, each Subsidiary Guarantor agrees that a notation of such Guarantee substantially in the form annexed hereto as contained in Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Subsidiary Guarantor by two (2) Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

         Each Subsidiary Guarantor agrees that its Guarantee set forth in
Section 12.1 shall remain in full force and effect and shall apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

Section 12.3     Certain Bankruptcy Events.

         Each Subsidiary Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

Section 12.4     Release of Guarantor.

         Concurrently with any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, or a sale or other disposition by way of such a merger, consolidation or otherwise of all the Capital of such Subsidiary Guarantor, in each case where such sale, consolidation, merger or other disposition is not prohibited by Section 4.14, then such Subsidiary Guarantor, and the person acquiring the Capital or the assets of such Subsidiary Guarantor, shall be automatically and unconditionally released and discharged from all obligations under the Guarantee, this Article XII and this Indenture without any further action required on the part of the Trustee or any Holder.


                                  ARTICLE XIII
                                 MISCELLANEOUS

Section 13.1     TIA Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

Section 13.2     Notices.

         Any notices or other communications to the Company, the Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to the Company or the Guarantor:

                 HORSESHOE GAMING, L.L.C.
                 4024 Industrial Road
                 Las Vegas, NV 89103
                 Attn:  Chief Financial Officer
                 with a copy to:

                 RIORDAN & MCKINZIE
                 300 S. Grand Avenue, 29th Floor
                 Los Angeles, California  90071
                 Attn:  Roger Lustberg, Esq.

                 if to the Trustee:

                 U.S. TRUST COMPANY OF TEXAS, N.A.
                 515 S. Flower Street, Suite 2700
                 Los Angeles, California  90071
                 Attention:  Sandra Leess

         The Company, the Guarantor or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered by, if telexed; when receipt is acknowledged, if telecopied; and five (5) Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressees).

         Any notice or communication mailed to a Holder shall be mailed to such person by first class mail or other equivalent means at such person's address as it appears on the registration books of the Registrar and shall be sufficiently given to such person if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.3     Communications by Holders with Other Holder.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantor, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.4     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if required by the Trustee:

                 (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such person,such condition or covenant has been complied with; provided, however, that with respect to matters of fact an opinion of counsel may rely on an Officers' Certificate or certificates of public officials.

Section 13.6     Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.7     Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.8     Governing Law.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 13.9     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantor or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10    No Recourse Against Others.

         No direct or indirect equityholder, incorporator, employee, manager, officer or director, as such, past, present or future of the Company, the Guarantor or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantor under this Indenture or the Notes by reason of his, her or its status as such equityholder, incorporator, employee, manager, officer or director. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.11    Successors.

         All agreements of the Company and the Guarantor in this Indenture, the Notes and the Guarantee shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12    Duplicate Originals.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 13.13    Severability.

         In case any one or more of the provisions of this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.14    Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURE

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.




                                       HORSESHOE GAMING, L.L.C.

                                       By: HORSESHOE GAMING, INC., its Manager


                                       By: /s/ PAUL R. ALANIS
                                           ------------------------------------
                                           Paul Alanis
                                           President


                                       ROBINSON PROPERTY GROUP LIMITED
                                       PARTNERSHIP

                                       By: HORSESHOE GP, INC., its
                                           General partner


                                       By: /s/ PAUL R. ALANIS
                                           -------------------------------------
                                           Paul Alanis
                                           President


                                       U.S. TRUST COMPANY OF TEXAS, N.A., as
                                       Trustee


                                       By: /s/ SANDEE PARKS
                                           ------------------------------------
                                           Sandee Parks
                                           Authorized Officer





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